Exhibit 10.6

Private & Confidential

LOAN AGREEMENT

for a Loan of up to US$40,000,000

to

LIKIEP SHIPPING COMPANY INC.

and

ORANGINA INC.

provided by

THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent

and Account Bank

DNB NOR BANK ASA

Swap Provider

DNB NOR BANK ASA

THIS AGREEMENT is dated 7 July 2010 and made BETWEEN:

(1)	LIKIEP SHIPPING COMPANY INC. and ORANGINA INC. as joint and several Borrowers;

(2)	DNB NOR BANK ASA as Arranger, Agent, Security Agent and Account Bank;

(3)	DNB NOR BANK ASA as Swap Provider; and

(4)	THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in schedule 1 as Banks.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in four (4) Advances, a loan of up to Forty million Dollars ($40,000,000) for the purpose of assisting the Borrowers to finance part of the acquisition cost of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as Account Bank by the Agent for the purposes of this Agreement and includes its successors in title;

“Advance” means each borrowing of a proportion of the Total Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing, being the Centaurus First Advance, the Centaurus Second Advance, the Sagitta First Advance and the Sagitta Second Advance and:

(a) in relation to the Centaurus Ship, it means the Centaurus First Advance and the Centaurus Second Advance; or

(b) in relation to the Sagitta Ship, it means the Sagitta First Advance and the Sagitta Second Advance,

and “Advances” means any or all of them;

“Agent” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks and the Swap Provider pursuant to clause 16.13 and includes its successors in title;

“Applicable Accounting Principles” means the most recent and up-to-date US GAAP at any relevant time;

“Approved Shipbrokers” means, together, H. Clarkson and Company Ltd of London, England, Arrow Research Ltd. of London, England, Astrup Fearnley A/S of Oslo, Norway, R.S. Platou Shipbrokers of Oslo, Norway and any other independent firm of shipbrokers nominated by the Borrowers and approved by the Agent in its absolute discretion and “Approved Shipbroker” means any of them;

“Arranger” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum, N-0107 Oslo, Norway acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Available Commitment” means, in relation to a Bank, the amount of its Commitment less the amount of its Contribution;

“Balloon Instalment” shall have, in relation to each Advance, the meaning ascribed thereto in clause 4.1;

“Banks” means the banks and financial institutions listed in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Athens and New York City (or any other relevant place of payment under clause 6);

“Basel 2 Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of the First Supplemental Agreement;

“Basel 2 Approach” means, in relation to each Bank, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by such Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;

“Basel 2 Regulation” means, in relation to each Bank, (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by such Bank;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower”:

(a)	in relation to the Centaurus Ship and/or the Centaurus Advances, means the Centaurus Borrower; or

(b)	in relation to the Sagitta Ship and/or the Sagitta Advances, means the Sagitta Borrower,

and “Borrowers” means either or both of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by either of the Borrowers at such time;

“Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);

“Centaurus Advances” means, together, the Centaurus First Advance and the Centaurus Second Advance and “Centaurus Advance” shall mean either of them;

“Centaurus Borrower” means Orangina Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and includes its successors in title;

“Centaurus Contract” means the memorandum of agreement dated 8 June 2010 made between the Seller and the Centaurus Borrower as may be further amended and supplemented from time to time, relating to the sale by the Seller and the purchase by the Centaurus Borrower, of the Centaurus Ship;

“Centaurus Contract Price” means the purchase price payable by the Centaurus Borrower to the Seller for the Centaurus Ship under the Centaurus Contract, being Thirty seven million three hundred thousand euro (€37,300,000) or such other sum as is determined under the terms of the Centaurus Contract to be the purchase price of the Centaurus Ship thereunder;

“Centaurus First Advance” means an Advance of up to Ten million Dollars ($10,000,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Centaurus Ship by the Centaurus Borrower pursuant to the Centaurus Contract;

“Centaurus General Assignment” means the general assignment collateral to the Centaurus Mortgage executed or (as the context may require) to be executed by the Centaurus Borrower in favour of the Security Agent in the form set out in schedule 8;

“Centaurus Management Agreement” means the agreement dated 8 June 2010 made between the Centaurus Borrower and the Manager or any other agreement previously approved in writing by the Agent between the Centaurus Borrower and the Manager, providing [inter alia) for the Manager to manage the Centaurus Ship;

“Centaurus Manager’s Undertaking” means the undertaking and assignment in respect of the Centaurus Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in the form set out in schedule 10;

“Centaurus Mortgage” means the first preferred Marshall Island mortgage of the Centaurus Ship executed or (as the context may require) to be executed by the Centaurus Borrower in favour of the Security Agent in the form set out in schedule 7;

“Centaurus Operating Account” means an interest bearing Dollar account of the Centaurus Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Centaurus Operating Account for the purposes of this Agreement;

“Centaurus Operating Account Assignment” means a first priority assignment executed or (as the context may require) to be executed by the Centaurus Borrower in favour of the Security Agent in respect of the Centaurus Operating Account in the form set out in schedule 13;

“Centaurus Second Advance” means an Advance of up to Ten million Dollars ($10,000,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Centaurus Ship pursuant to the Centaurus Contract;

“Centaurus Ship” means Hull No. 559 currently under construction by the Seller (with the specifications set out in the shipbuilding contract dated 19 June 2006 referred to in the Centaurus Contract) to be registered on its Delivery Date under the name and in the ownership of the Centaurus Borrower through the relevant Registry and under the laws and flag of the relevant Flag State with the name Centaurus;

“Charter” means, in respect of a Ship, any charter or other contract of employment which is entered into between the relevant Borrower as owner and another person (other than a Related Company of the Borrowers) as charterer or counterparty in relation to such Ship during the Security Period, with a tenor in excess of 12 months (including any options to extend or renew contained therein);

“Charter Assignment” means, in relation to each Ship and any Charter relevant to such Ship, the specific assignment executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Agent in respect of such Charter, whether pursuant to clause 8.1.14 or otherwise, in the form set out in schedule 14;

“Charterer” means, in respect of a Ship, any such person which shall enter into a Charter with the relevant Borrower in respect of the relevant Ship during the Security Period;

“Classification” means, in relation to each Ship, the highest class available to a vessel of such Ship’s type with the relevant Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means such classification society (being a member of the International Association of Classification Societies (“IACS”)) which the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means, in relation to each Bank, the amount set out opposite its name in the column headed “Commitment” in schedule 1, and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;

“Compliance Certificate” means each certificate received or (as the context may require) to be received by the Agent pursuant to clause 5.1 of the Corporate Guarantee in the form set out in the schedule to the Corporate Guarantee;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

“Contract” means:

(a)	in relation to the Centaurus Ship, the Centaurus Contract; or

(b)	in relation to the Sagitta Ship, the Sagitta Contract,

and “Contracts” means both of them;

“Contribution” means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee issued or (as the context may require) to be issued by the Corporate Guarantor in favour of the Security Agent in the form set out in schedule 9;

“Corporate Guarantor” means Diana Containerships Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Security Agent, the Swap Provider, the Account Bank and the Banks and “Creditor” means any of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery Date” means, in relation to each Ship, the date on which such Ship is delivered to, and accepted by, the relevant Borrower in accordance with the relevant Contract;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to the Master Swap Agreement with the Swap Provider as contemplated by clause 2.9; and

(b)	its purpose is the hedging of the Borrowers’ exposure under this Agreement to fluctuations of LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date for the Loan or the relevant part thereof;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means any date, being a Banking Day falling during the Drawdown Period, on which an Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

“Drawdown Period” means, in relation to each Advance, the period from the date of this Agreement and ending on the earlier of (a) the Termination Date, (b) the date on which the aggregate amount of the Advances is equal to the Total Commitment and (c) the date on which the Total Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12;

“DSI” means Diana Shipping Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, and includes its successors in title;

“Early Termination Date” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Affiliate” means any agent or employee of either Borrower or any other Relevant Party or any person having a contractual relationship with either Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“euro” or “€” mean the lawful currency of the European Union from time to time;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Fee Letter” means the letter of even date herewith made between the Arranger, the Agent, the Borrowers and the Corporate Guarantor in respect of certain of the fees payable under clause 5.1;

“First Advances” means, together, the Centaurus First Advance and the Sagitta First Advance and “First Advance” shall mean either of them;

“Flag State” means, in relation to a Ship, the Republic of the Marshall Islands or such other state or territory designated in writing by the Agent, at the request of the Borrower owning such Ship, as being the “Flag State” of such Ship for the purposes of the relevant Ship Security Documents;

“General Assignment” means:

(a)	in relation to the Centaurus Ship, the Centaurus General Assignment; or

(b)	in relation to the Sagitta Ship, the Sagitta General Assignment,

and “General Assignments” means either or both of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers) and “member of Group” shall be constructed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to an Advance, each period for the calculation of interest in respect of such Advance, ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to each Ship, an International Ship Security Certificate issued in respect of that Ship pursuant to the ISPS Code;

“LIBOR” means in relation to a particular period:

(a)	the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time)); or

(b)	provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean of the rates quoted to the Agent by the Reference Banks at the request of the Agent as the Reference Banks’ offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means, at any relevant time, Banks (a) the aggregate of whose Contributions exceeds Sixty-six point six per cent (66.6%) of the Loan or (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds Sixty-six point six per cent (66.6%) of the Total Commitment;

“Manager” means Diana Shipping Services S.A. of Edificio Universal, Piso 12, Avenida Federico Boyd, Panama or any other person appointed by a Borrower, with the prior written consent of the Majority Banks as the technical and commercial manager of such Borrower’s Ship and includes its successors in title;

“Management Agreement” means:

(a)	in relation to the Centaurus Ship, the Centaurus Management Agreement; or

(b)	in relation to the Sagitta Ship, the Sagitta Management Agreement,

and “Management Agreements” means either or both of them;

“Manager’s Undertaking” means:

(a)	in relation to the Centaurus Ship, the Centaurus Manager’s Undertaking; or

(b)	in relation to the Sagitta Ship, the Sagitta Manager’s Undertaking,

and “Manager’s Undertakings” means either or both of them;

“Mandatory Cost” means, in relation to any period, a percentage calculated by the Agent for such period at an annual rate determined by the application of the formula set out in schedule 6;

“Margin” means two point four zero per cent (2.40%) per annum;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between the Swap Provider and the Borrowers comprising an ISDA Master Agreement (including the Schedule) in the form set out in schedule 11 and includes any Designated Transactions from time to time entered into and any Confirmations (as defined therein) from time to time exchanged thereunder and governed thereby;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)	in relation to the Centaurus Ship, the Centaurus Mortgage; or

(b)	in relation to the Sagitta Ship, the Sagitta Mortgage,

and “Mortgages” means either or both of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Documents) of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the drawdown of the Advance relating to that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required by the Agent to be paid pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means:

(a)	in relation to the Centaurus Ship, the Centaurus Operating Account; or

(b)	in relation to the Sagitta Ship, the Sagitta Operating Account,

and “Operating Accounts” means either or both of them;

“Operating Account Assignment” means:

(a)	in relation to the Centaurus Ship, the Centaurus Operating Account Assignment; or

(b)	in relation to the Sagitta Ship, the Sagitta Operating Account Assignment,

and “Operating Account Assignments” means either or both of them;

“Operator” means any person who is from time to time during the Security Period (as defined in each Mortgage) concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Permitted Encumbrance” means any Encumbrance in favour of the Security Agent created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in respect of each Ship:

(a)	any lien on such Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading;

(b)	any lien for salvage; and

(c)	any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount (as defined in the relevant Ship Security Documents) for such Ship;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Quotation Date” means, in respect of any period for which LIBOR falls to be determined under this Agreement, the second Banking Day before the first day of such period;

“Reference Banks” means the Agent and any other prime bank or financial institution in the London Interbank Market appointed as a Reference Bank by the Agent from time to time;

“Registry” means, in respect of a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means each of the Borrowers, any other Security Party and any other member of the Group;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Repayment Dates” means, in relation to each Advance and subject to clause 6.3, each of the dates falling at three (3) monthly intervals after the Drawdown Date for such Advance, up to and including the earlier of (i) the date falling seventy two (72) months after the Drawdown Date for such Advance and (ii) 31 July 2017;

“Sagitta Advances” means, together, the Sagitta First Advance, and the Sagitta Second Advance and “Sagitta Advance” shall mean either of them;

“Sagitta Borrower” means Likiep Shipping Company Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and includes its successors in title;

“Sagitta Contract” means the memorandum of agreement dated 8 June 2010 made between the Seller and the Sagitta Borrower as may be further amended and supplemented from time to time, relating to the sale by the Seller and the purchase by the Sagitta Borrower, of the Sagitta Ship;

“Sagitta Contract Price” means the purchase price payable by the Sagitta Borrower to the Seller for the Sagitta Ship under the Sagitta Contract, being Thirty seven million three hundred thousand euro (€37,300,000) or such other sum as is determined under the terms of the Sagitta Contract to be the purchase price of the Sagitta Ship thereunder;

“Sagitta First Advance” means an Advance of up to Ten million Dollars ($10,000,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Sagitta Ship by the Sagitta Borrower pursuant to the Sagitta Contract;

“Sagitta General Assignment” means the general assignment collateral to the Sagitta Mortgage executed or (as the context may require) to be executed by the Sagitta Borrower in favour of the Security Agent in the form set out in schedule 8;

“Sagitta Management Agreement” means the agreement dated 8 June 2010 made between the Sagitta Borrower and the Manager or any other agreement previously approved in writing by the Agent between the Sagitta Borrower and the Manager, providing (inter alia) for the Manager to manage the Sagitta Ship;

“Sagitta Manager’s Undertaking” means the undertaking and assignment in respect of the Sagitta Ship executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in the form set out in schedule 10;

“Sagitta Mortgage” means the first preferred Marshall Island mortgage of the Sagitta Ship executed or (as the context may require) to be executed by the Sagitta Borrower in favour of the Security Agent in the form set out in schedule 7;

“Sagitta Operating Account” means an interest bearing Dollar account of the Sagitta Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Sagitta Operating Account for the purposes of this Agreement;

“Sagitta Operating Account Assignment” means a first priority assignment executed or (as the context may require) to be executed by the Sagitta Borrower in favour of the Security Agent in respect of the Sagitta Operating Account in the form set out in schedule 13;

“Sagitta Second Advance” means an Advance of up to Ten million Dollars ($10,000,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Sagitta Ship pursuant to the Sagitta Contract;

“Sagitta Ship” means Hull No. 558 currently under construction by the Seller (with the specifications set out in the shipbuilding contract dated 19 June 2006 referred to in the Sagitta Contract) to be registered on its Delivery Date under the name and in the ownership of the Sagitta Borrower through the relevant Registry and under the laws and flag of the relevant Flag State with the name Sagitta;

“Second Advances” means, together, the Centaurus Second Advance and the Sagitta Second Advance and “Second Advance” shall mean either of them;

“Security Agent” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Agent and the Swap Provider pursuant to clause 16 and includes its successors in title;

“Security Documents” means this Agreement, the Fee Letter, the Master Swap Agreement, the Mortgages, the General Assignments, any Charter Assignments, the Operating Account Assignments, the Corporate Guarantee, the Manager’s Undertakings and the Swap Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers and/or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrowers, the Manager, the Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which is at any relevant time, one hundred and twenty five per cent (125%) of the aggregate of (a) the Loan and (b) the Swap Exposure, as at the relevant time;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the other Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors pursuant to clause 8.2.1(b);

“Seller” means TKMS Blohm + Voss Nordseewerke GmbH of Germany (with local court of Hamburg registration number HRB104702 and with local court of Aurich registration number HRB100282) and includes its successors in title;

“Ship”:

(a)	in relation to the Centaurus Borrower and/or the Centaurus Advances, means the Centaurus Ship; or

(b)	in relation to the Sagitta Borrower and/or the Sagitta Advances, means the Sagitta Ship,

and “Ships” means either or both of them;

“Ship Security Documents”:

(a)	in respect of the Centaurus Ship, means the Centaurus Mortgage, the Centaurus General Assignment, the Centaurus Manager’s Undertaking and any relevant Charter Assignment; or

(b)	in respect of the Sagitta Ship, means the Sagitta Mortgage, the Sagitta General Assignment, the Sagitta Manager’s Undertaking and any relevant Charter Assignment;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Assignment” means the assignment executed or (as the context may require) to be executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the Master Swap Agreement in the form set out in schedule 12;

“Swap Exposure” means, as at any relevant time, the amount certified by the Swap Provider to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions;

“Swap Provider” means DnB NOR Bank ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum, N-0107 Oslo, Norway acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means 31 July 2011 or such later date as the Agent (acting on the instructions of all the Banks) may in its absolute discretion agree in writing;

“Total Commitment” means, at any relevant time, the total of the Commitments of all the Banks at such time as reduced by any relevant term of this Agreement;

“Total Loss” in relation to a Ship means:

(a)	actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction” has the meaning given in the Master Swap Agreement;

“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;

“Transferee Bank” has the meaning ascribed thereto in clause 15.3;

“Transferor Bank” has the meaning ascribed thereto in clause 15.3;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 5;

“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent in respect of the same (or any part thereof); and

“Underlying Documents” means, together, the Management Agreements, the Contracts and any Charters and “Underlying Document” means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel 2 Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	two or more persons are “acting in concert” if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Corporate Guarantor by any of them, either directly or indirectly to obtain or consolidate control of the Corporate Guarantor;

1.4.8	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.9	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Majority Banks

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Creditors) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6	Banks’ Commitment

For the purposes of the definition of “Majority Banks” in clause 1.2 and the relevant provisions of the Security Documents, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

2	The Total Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, in four (4) Advances and upon and subject to the terms of this Agreement, the aggregate principal sum of up to Forty million Dollars ($40,000,000). The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, such Bank’s Commitment bears to the Total Commitment.

2.2	Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of the Swap Provider to perform its obligations under the Master Swap Agreement shall not relieve any other Creditor or the Borrowers or either of them of any of their respective obligations or liabilities under this Agreement or, as the case may be, the Master Swap Agreement nor shall any Creditor be responsible for the obligations of any Creditors (except for its own obligations, if any, as a Bank or Swap Provider) under this Agreement or the Master Swap Agreement.

2.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the proposed Drawdown Date which shall be a Banking Day falling within the Drawdown Period. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.5	Timing and limitation of Advances

2.5.1	The aggregate amount of all Advances shall not exceed the Total Commitment.

2.5.2	Each Advance shall not exceed the lower of (a) Ten million Dollars ($10,000,000) and (b) twenty five per cent (25%) of the market value of the Ship relevant to such Advance determined in accordance with the valuation(s) obtained for that Ship pursuant to schedule 3, Part 2 (in relation to a First Advance) or schedule 3, Part 3 (in relation to a Second Advance).

2.5.3	Each First Advance:

(a)	shall be applied in or towards payment to the Seller of such part of the Contract Price for the Ship relevant to such Advance, which is payable on the Delivery Date for that Ship;

(b)	shall be drawn down only once the part of the Contract Price referred to in paragraph 2.5.3(a) above has become due and payable; and

(c)	shall be paid by the Banks to the Seller directly, unless the relevant Borrower has already paid such part of the Contract Price to the Seller when it was due, in which case the relevant Advance (or part thereof) shall be advanced to the Borrowers.

2.5.4	Each Second Advance:

(a)	shall be applied in or towards payment to the Seller of such part of the Contract Price for the Ship relevant to such Advance, which is payable on the Delivery Date for that Ship;

(b)	shall be drawn down only once the part of the Contract Price referred to in paragraph 2.5.4(a) above has become due and payable; and

(c)	shall be paid by the Banks to the Seller directly, unless the relevant Borrower has already paid such part of the Contract Price to the Seller when it was due, in which case the relevant Advance (or part thereof) shall be advanced to the Borrowers.

2.5.5	A Second Advance for a Ship shall not be available for drawdown unless the First Advance for the same Ship has already been drawn down (but the First Advance and the Second Advance for the same Ship may be drawn down simultaneously).

2.5.6	If, and to the extent that, an Advance is payable by the Agent directly to the Seller subject to and in accordance with the terms of this Agreement, that Advance shall be drawn down in Dollars and, forthwith upon its drawdown and immediately prior to its remittance by the Agent to the Seller, it shall be converted in euros at the Agent’s spot rate of exchange at the relevant time for the purchase of euros with Dollars (and the term “spot rate of exchange” shall be interpreted in accordance with clause 14.1.2).

2.6	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Agent shall promptly notify each Bank and, subject to the provisions of clause 9, on the Drawdown Date for the relevant Advance, each Bank shall make available to the Agent its portion of such Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the Seller, in accordance with clause 6.2, shall satisfy the obligations of the Banks to lend such Advance or part thereof to the Borrowers.

2.7	Termination of Total Commitment

Any part of the Total Commitment which remains undrawn and uncancelled by the end of the Termination Date shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, none of the Creditors shall have any responsibility for the application of the proceeds of the Loan or part thereof by the Borrowers.

2.9	Derivative transactions

2.9.1	If, at any time during the Security Period, the Borrowers wish to enter into interest rate swap or other derivative transactions so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, they shall advise the Swap Provider in writing.

2.9.2	Any such swap or other derivative transaction shall be concluded with the Swap Provider under the Master Swap Agreement provided however that no such swap or other derivative transaction shall be concluded unless the Swap Provider first agrees to it in writing. For the avoidance of doubt, other than the Swap Provider’s agreement in writing referred to in the preceding sentence no prior approval is required by the Borrowers from any other Creditor before concluding any such transaction. If and when any such swap or other derivative transaction has been concluded, it shall constitute a Designated Transaction, and the Borrowers shall sign a Confirmation with the Swap Provider and advise the Banks through the Agent promptly after concluding any Designated Transaction.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR for such Interest Period and (c) Mandatory Cost (if any).

3.2	Selection of Interest Periods

The Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3), six (6) or twelve (12) months or such other period (shorter than twelve (12) months) as the Borrowers may select and the Agent (acting on the instructions of the Majority Banks) may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1	the initial Interest Period in respect of each Advance shall commence on the Drawdown Date for such Advance and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	if any Interest Period for an Advance would otherwise overrun a Repayment Date for such Advance, then, in the case of the last Repayment Date for such Advance, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Advance, the relevant Advance shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date for such Advance falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrowers or either of them fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (except the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, (c) LIBOR for such period and (d) the Mandatory Cost (if any). Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be ) two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank (including Mandatory Costs, if any).

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)	the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)	where applicable, none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR; or

(c)

the Agent shall have received notification from Banks whose aggregate Contributions are not less than one-third ( 1/3rd) of the Loan (or, prior to the first Drawdown Date, whose aggregate Commitments are not less than one-third ( 1/3rd) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Commitments or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks and the Swap Provider. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Alternative Basis”) for funding its Commitment or for maintaining its Contribution. The Alternative Basis may at the relevant Bank’s sole and unfettered discretion (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Basis provided by the relevant Banks (the “Substitute Basis”) and certify the same to the Borrowers, the Banks and the Swap Provider. The Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

3.7	Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purposes of calculating LIBOR, the interest rate shall be determined, subject to clause 3.6, on the basis of quotations furnished by the other Reference Banks (if any).

4	Repayment and prepayment

4.1	Repayment

The Borrowers shall repay each Advance by twenty four (24) instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance. Subject to the provisions of this Agreement, the amount of each of the first to twenty third instalments (inclusive) for such Advance shall be One hundred and sixty five thousand Dollars ($165,000) and the amount of the twenty fourth and final instalment for such Advance shall be Six million two hundred and five thousand Dollars ($6,205,000) (comprising a repayment instalment of One hundred and sixty five thousand Dollars ($165,000) and a balloon payment of Six million forty thousand Dollars ($6,040,000) (each such balloon payment in relation to an Advance, the “Balloon Instalment”)).

If the Total Commitment in respect of any Advance or part thereof is not drawn down in full, the amount of each repayment instalment in respect of such Advance (including the relevant Balloon Instalment) shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrowers may prepay any Advance in whole or part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)), on any Interest Payment Date relating to the Advance to be prepaid without premium or penalty.

4.3	Cancellation of Commitments and prepayment on Total Loss or sale

4.3.1	Before drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss) before any Advance in respect of such Ship is drawn down, the obligations of the Banks to make either Advance for such Ship available shall immediately cease and the Total Commitment shall be immediately reduced by the amount of the Advances for such Ship.

4.3.2	Thereafter

(a)	On a Mortgaged Ship becoming a Total Loss or sold, the obligations of the Banks to advance any undrawn Advance for that Ship shall immediately cease and the Total Commitment shall be immediately reduced by the amount of the undrawn Advances for that Ship.

(b)	Further, on the date falling one hundred and twenty (120) days after that on which a Mortgaged Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation (as defined in the relevant Ship Security Documents) is, received by the relevant Borrower (or the Security Agent pursuant to the relevant Ship Security Documents), or on the date falling immediately prior to the completion of the sale of a Mortgaged Ship, the Borrowers shall prepay the outstanding Advances relevant to that Ship in full.

4.3.3	Interpretation

For the purpose of this Agreement and the other Security Documents, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)	in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

(a)	accrued interest on the amount to be prepaid to the date of such prepayment;

(b)	any additional amount payable under clauses 6.6 or 12.2; and

(c)	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.1.

4.5	Notice of prepayment; reduction of repayment instalments

4.5.1	No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least ten (10) Banking Days’ prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the Advance and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2	Any amount prepaid pursuant to clause 4.2 in respect of an Advance shall be applied in reducing the repayment instalments of the relevant Advance (including, where applicable, the relevant Balloon Instalment) under clause 4.1 proportionately.

4.5.3	Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of all Advances proportionately as between them and in reduction of the repayment instalments of each Advance proportionately.

4.5.4	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.5.5	No amount prepaid under this Agreement may be re-borrowed.

4.6	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3 or 8.2.1), the Borrowers shall upon the request of the Swap Provider wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to clause 4.1.

5	Fees, commitment commission and expenses

5.1	Fees

The Borrowers shall pay to the Agent:

5.1.1	for the account of the Arranger, on or prior to the date of this Agreement, an arrangement fee of such amount as is specified in the Fee Letter; and

5.1.2	for the account of each Bank pro rata in accordance with its Commitment, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Drawdown Period and on such day, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment), at the rate of zero point nine six per cent (0.96%) per annum on the daily undrawn amount of the Total Commitment.

The fee referred to in clause 5.1.1 and the commitment commission referred to in clause 5.1.2 shall be non-refundable and shall be payable by the Borrowers, whether or not any part of the Total Commitment is ever advanced.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:

5.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents, the syndication of the Loan and/or the securitisation of the Loan and any or all of the Security Documents; and

5.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 and/or pursuant to the Security Documents shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by, or assessed on, the Creditors or any of them) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their respective obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. All payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save for payments which are for the account of the Swap Provider and save as otherwise provided in this Agreement or any relevant Security Documents such payments shall be for the account of all Banks and the Agent or, as the case may be, the Security Agent shall distribute such payments in like funds as are received by the Agent or, as the case may be, the Security Agent to the Banks rateably in accordance with their respective Commitment or (if after the first drawdown) Contribution, as the case may be.

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent to such account as is specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5	Certificates conclusive

Any certificate or determination of the Agent or the Security Agent or any Bank or the Swap Provider as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and (in the case of a certificate or determination by the Agent or the Security Agent) on the other Creditors.

6.6	Grossing-up for Taxes

6.6.1	If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor (or if the Agent or, as the case may be, the Security Agent is required to make any such deduction or withholding from a payment to a Bank), the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2	For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to the Swap Provider under or in connection with the Master Swap Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.

6.7	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Security Agent shall maintain a control account showing the Loan, interest and other sums owing and/or payable by the Borrowers under the Security Documents. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Creditors or any of them under the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

6.9.1	firstly, in or towards payment, on a pro rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under, or in relation to, the Security Documents;

6.9.2	secondly, in or towards payment of any fees payable to the Agent or any other Creditor under, or in relation to, the Security Documents which remain unpaid;

6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid;

6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any principal in respect of the Loan which shall have become due but remains unpaid;

6.9.5	fifthly, in or towards payment to any Bank for any loss suffered by reason of any payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid and which amounts are so payable under this Agreement;

6.9.6	sixthly, in or towards payment to the Swap Provider of any amounts owing to it under the Master Swap Agreement; and

6.9.7	seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in this clause 6.9.3 to 6.9.7 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1	Due incorporation

the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liabilities companies or (as the case may be) corporations, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the Borrowers’ Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of either Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which either of the Borrowers or any other Security

Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of either of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige either of the Borrowers or any other member of the Group or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of either of the Borrowers or any other member of the Group or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of either of the Borrowers, threatened against either of the Borrowers or any other member of the Group or any other Security Party which could have a material adverse effect on the business, assets, management prospects, performance, operations, results of operations, properties or the condition (financial or otherwise) of either of the Borrowers or any other member of the Group or any other Security Party or the Group as a whole;

7.1.6	No filings required

save for the registration of the Mortgages under the laws of the Flag State through the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages) and the choice of Marshall Islands law to govern the Mortgages, and the submissions by the Security Parties therein to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8	No immunity

neither of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is a party or the performance by each Security Party of its obligations under the Security Documents to which it is a party, respectively, has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Financial statements correct and complete

the proforma consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2010 as delivered to the Agent, have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the date they were prepared and the consolidated results of the operations of the Group for the financial period ended on such date and, as at such date no member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

7.1.11	Compliance with laws and regulations

each of the Borrowers is in compliance with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation); and

7.1.12	No material adverse change

there has been no material adverse change in the business, management, assets, operations, results of operations, properties, performance, prospects or the condition (financial or otherwise) of any of the Borrowers or the Manager or the Corporate Guarantor or the Group as a whole from that existing on the date of this Agreement as described by or on behalf of the Borrowers and/or any other Security Party to the Agent and/or the Arranger in the negotiation of this Agreement.

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1	Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2	No default under other Indebtedness

neither of the Borrowers nor any other member of the Group nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Agent and/or the Arranger in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will, on the Drawdown Date of First Advance relevant to such Ship, be:

(a)	in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)	permanently registered through the Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7	Ships’ employment

save for any relevant Charter delivered to the Agent prior to the date of this Agreement, neither Ship is nor will, on or before the Drawdown Date of the First Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Agent or, as the context may require, the Security Agent and on or before the Drawdown Date of the First Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings (as defined in the General Assignment for such Ship) of such Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

neither of the Ships, nor its Earnings, Insurances or Requisition Compensation (each as defined in the relevant Ship Security Documents) nor the Operating Account for such Ship nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the First Advance relevant to such Ship, subject to any Encumbrance;

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:

(a)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)	neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against the Borrowers or either of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from either of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are or will, when delivered, be true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their terms and there have been no amendments or variations thereof or defaults thereunder; and

7.2.13	Shareholdings and management

(a)	each of the Borrowers is a wholly-owned direct Subsidiary of the Corporate Guarantor;

(b)	all of the issued shares in the Manager are legally and beneficially owned by DSI;

(c)	no less than 51% of the total issued voting share capital of the Corporate Guarantor and no less than 51% of the total issued share capital of the Corporate Guarantor, is legally and beneficially owned by DSI; and

(d)	Mr. Simeon Palios is the Chief Executive Officer, the Chairman and a member of the board of directors of the Corporate Guarantor.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 (other than clauses 7.2.13(c) and (d)) as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to each of the Creditors that the then latest financial statements delivered to the Agent by the Borrowers (if any) under clause 8.1.5 have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the financial position of the Borrowers and the consolidated financial position of the Group, respectively, as at the end of the financial period to which the same relate and the results of the operations of the Borrowers and the consolidated results of the operations of the Group, respectively, for the financial period to which the same relate and, as at the end of such financial period, neither the Borrowers nor the Corporate Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, they will:

8.1.1	Notice of Default

promptly inform the Agent of any occurrence of which either of them becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds

use the Loan or, as the case may be, the Advances for their benefit and under their full responsibility and exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4	Pari passu and subordination

(a)	ensure that their obligations under this Agreement shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)	ensure that the obligations (if any) of the Borrowers to repay any loan advanced to them by their shareholders or any other member of the Group are at all times fully subordinated towards their obligations to the Creditors under this Agreement and the other Security Documents and that any such loans or advances are and remain at all times on terms and conditions acceptable to the Banks in all respects;

8.1.5	Financial statements, valuations and Compliance Certificate

(a)	prepare or cause to be prepared individual financial statements of the Borrowers and consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (but commencing with the financial year ending on 31 December 2010) and cause the same to be reported on by their auditors and prepare unaudited consolidated financial statements of the Group on the same basis as the annual statements in respect of each financial half-year, including on a year to date basis (but commencing with the financial half-year ending on 30 June 2010) and deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than one hundred and twenty (120) days (in the case of audited financial statements) or ninety (90) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

(b)	deliver or cause to be delivered to the Agent a valuation (dated not earlier than 30 days previously) of each Fleet Vessel (as defined in the Corporate Guarantee) prepared in accordance with, and in the manner specified in, clause 8.2.2 (at the expense of the Borrowers) at the time when any consolidated financial statements of the Group are delivered to the Agent in accordance with clause 8.1.5(a) and clause 5.1.4 of the Corporate Guarantee (and for the purpose of any such valuations of Fleet Vessels, the provisions of clause 8.2.2.shall apply mutatis mutandis); and

(c)	deliver to the Agent in sufficient copies for all the Banks, a Compliance Certificate for the relevant period executed by the Corporate Guarantor and counter-signed by the Chief Financial Officer or two authorised Directors of the Corporate Guarantor at the time when any unaudited or audited consolidated financial statements of the Group are delivered to the Agent in accordance with clause 8.1.5(a) and clause 5.1.4 of the Corporate Guarantee;

8.1.6	Delivery of reports

deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by the Borrowers or any member of the Group to its shareholders or creditors generally, at the same time if is issued or given;

8.1.7	Provision of further information

provide the Agent with such financial and other information concerning the Borrowers, the other Security Parties, any other member of the Group, the Group as a whole and their respective affairs as the Agent may from time to time reasonably require, including, without limitation, regarding their financial standing, commitments, operations, vessel sales or purchases, any new borrowings, any material litigation, arbitration and administrative proceedings and all major financial developments in relation to each Security Party, any other member of the Group and the Group as a whole;

8.1.8	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s or the Swap Provider’s customers and the compliance by the Agent or any Bank or the Swap Provider with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s or any Swap Provider’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time;

8.1.9	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by them under the Security Documents;

8.1.10	Compliance with Code

and will procure that the Manager or any Operator will, comply with and ensure that each Ship and the Manager or any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period (as defined in the Deeds of Covenant) and will procure that each member of the Group and each vessel thereof complies with the requirements of the Code;

8.1.11	Withdrawal of DOC and SMC

and will procure that the Manager or any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of its Operator’s DOC or the SMC in respect of any Ship;

8.1.12	Issuance of DOC and SMC

and will procure that the Manager or any Operator will, promptly inform the Agent upon the issue to either of the Borrowers, the Manager or any Operator of a DOC and to each Ship of an SMC or the receipt by either of the Borrowers, the Manager or any Operator of notification that its application for the same has been refused;

8.1.13	ISPS Code Compliance

and will procure that the Manager or any Operator will:

(a)	maintain at all times a valid and current ISSC respect of each Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of each Ship; and

(c)	procure that each Ship and any other vessel of the Group will comply at all times with the ISPS Code;

8.1.14	Charters

advise the Agent promptly of any Charter of either Ship and (i) forthwith after its execution deliver a certified copy of each such Charter to the Agent, (ii) forthwith following demand by the Agent execute a Charter Assignment of any such Charter in favour of the Security Agent and any notice of assignment required in connection therewith and promptly procure the service of any such notice of assignment on the relevant Charterer and the acknowledgement of such notice by the relevant Charterer and (iii) pay all legal and other costs incurred by the Agent or any other Creditor in connection with any such Charter Assignments; and

8.1.15	Intra-Group transactions

ensure that any transactions, agreements or other arrangements (if any) entered into by it with any members of the Group, are entered into on an arm’s length basis and for full value and consideration.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be equal to or less than the Security Requirement, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall either:

(a)	prepay within a period of ten (10) days of the date of receipt by the Borrowers of the Agent’s said notice, such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment made between the date of the notice and the date of such prepayment) being higher than the Security Value; or

(b)	within ten (10) days of the date of receipt by the Borrowers of the Agent’s said notice constitute to the satisfaction of the Agent such further security for the Loan and amounts owing under the Master Swap Agreement, as shall be acceptable to the Banks, having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be higher than the Security Requirement as at such date.

The provisions of clause 4.4 and any relevant provisions of clause 4.5 shall apply to prepayments made under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

Each of the Mortgaged Ships shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on instructions of the Majority Banks) shall require by two (2) of the Approved Shipbrokers nominated by the Borrowers (or, failing this, by the Agent) and appointed by the Agent. Each such valuation shall be addressed to the Agent (with a copy to the Borrowers) and made without, unless required by the Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning such Mortgaged Ship. In the event that the said two (2) valuations differ between them by more than fifteen per cent (15%), then the Agent may, in its sole discretion, obtain a third valuation of a Mortgaged Ship from another Approved Broker and made on the same basis as the other two valuations for such Mortgaged Ship. The arithmetic mean of the valuations for a Mortgaged Ship eventually obtained in accordance with this clause shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuation shall be obtained.

8.2.3	Information

The Borrowers jointly and severally undertake with each Creditor to supply to the Agent and to any such Approved Shipbrokers such information concerning each Mortgaged Ship and its condition as such Approved Shipbroker may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of the Mortgaged Ships referred to in clause 8.2.2 up to two (2) times per calendar year (and taking into account any valuation of the Mortgaged Ships included in the valuations obtained under clause 8.1.5(b)), any valuation of the Fleet Vessels referred to in clause 8.1.5(b), the valuations of the Ships referred to in schedule 3, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers Provided however that, if a Default shall have occurred, the cost of any and all such valuation or valuations of the Mortgaged Ships and the Fleet Vessels shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Security Agent shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3	Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, the Borrowers will not, without the prior written consent of the Agent:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party (other than the Corporate Guarantor) or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being, either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3, material in the opinion of the Agent in relation to their respective undertakings, assets, rights and revenues taken as a whole) of their respective present or future undertakings, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading but in any event excluding the Ships) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership, chartering and operation of the Ships and the chartering of the Ships to third parties;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with, any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11	Sureties

permit any Indebtedness of either Borrower to any person (other than the Creditors) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders Provided however that each Borrower may declare or pay dividends to the Corporate Guarantor, if no Event of Default has occurred and is continuing at the time of declaration or payment of such dividends or would occur as a result thereof;

8.3.13	Change of management of a Ship

appoint any person to carry out the commercial and technical management of the Ship other than the Manager or terminate a Management Agreement or vary or amend the terms thereof;

8.3.14	Designated Transactions

enter into any derivative transactions other than Designated Transactions; or

8.3.15	Subsidiaries

form or acquire any Subsidiaries; or

8.3.16	Financial year, auditors and constitutional documents

(a)	change, cause, permit or agree to any change in, the way of computation of their financial year;

(b)	change, permit or agree to any change of, their auditors from those existing on the date of this Agreement; or

(c)	change, amend or vary, or agree to or permit any change, amendment or variation of or to, their constitutional documents.

9	Conditions

9.1	Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that:

9.1.1	the Agent, or its duly authorised representative, shall have received, not later than the day on which the Drawdown Notice for the first Advance is given, the documents and evidence specified in Part 1 of schedule 3 in form and substance satisfactory to the Agent;

9.1.2	the Agent, or its duly authorised representative, shall have received, on or prior to the drawdown of the First Advance for a Ship, the documents and evidence specified in Part 2 of schedule 3 in respect of such First Advance and the Ship relevant to it, in form and substance satisfactory to the Agent; and

9.1.3	the Agent, or its duly authorised representative, shall have received, on or prior to the drawdown of the Second Advance for a Ship, the documents and evidence specified in Part 3 of schedule 3 in respect of such Second Advance and the Ship relevant to it, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligation of each Bank to contribute to any Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) and (b) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further favourable certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2	Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing with the Borrowers or either of them as the Defaulting Party (as defined in the Master Swap Agreement) under the Master Swap Agreement or (b) an Early Termination Date has occurred or been or become capable of being effectively designated under the Master Swap Agreement by the Swap Provider or (c) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3

Breach of Insurance and certain other obligations: either of the Borrowers or, as the context may require, the Manager fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Ship Security Documents) for either of the Mortgaged Ships or if any insurer in respect of such Insurances cancels such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such Insurances or for any other failure or default on the part of either of the Borrowers or any other person or either of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.5, 8.2 or 8.3 or the Corporate Guarantor commits any breach or fails to observe any of the obligations or undertakings expressed to be assumed by it under clauses 5.1.4, 5.2 or 5.3 of the Corporate Guarantee; or

10.1.4	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.5	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6	Cross-default: any Indebtedness of any Security Party or any other member of the Group is not paid when due or any Indebtedness of any Security Party or any other member of the Group becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other member of the Group of a voluntary right of prepayment), or any creditor of any Security Party or any other member of the Group becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or other member of the Group relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or any other member of the Group shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the ability of the relevant Security Party or of the relevant member of the Group to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or any other member of the Group in respect of Indebtedness is not honoured when due and called upon Provided that the amount or aggregate amount at any one time, of all Indebtedness of any Security Party or any other member of the Group in relation to which any of the foregoing events shall have occurred and be continuing, is equal to or greater than One million Dollars ($1,000,000) or its equivalent in the currency which the same is denominated or payable; or

10.1.7	Legal process: any judgment or order made against any Security Party or other member of the Group is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other member of the Group and is not discharged within seven (7) days; or

10.1.8	Insolvency: any Security Party or other member of the Group is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party or other member of the Group for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding-up any Security Party or other member of the Group or an order is made or resolution passed for the winding up of any Security Party or other member of the Group or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other member of the Group or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other member of the Group; or

10.1.12	Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other member of the Group or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other member of the Group; or

10.1.13	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other member of the Group or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such person and any of its creditors; or

10.1.14	Analogous proceedings: there occurs, in relation to any Security Party or other member of the Group, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other member of the Group otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Security Party or any other member of the Group suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or any other member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17	Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21

Material adverse change: there occurs, in the opinion of the Agent, a material adverse change in the business, management, assets, operations, results of operations, properties, performances, prospects or the condition (financial or otherwise) of either Borrower or any other Security Party or any other member of the Group from that existing on the date of this

Agreement, as described by or on behalf of the Borrowers or any other Security Party to the Agent and/or the Arranger in the negotiation of this Agreement which in the reasonable opinion of the Agent (following consultation with the Banks) is likely, materially and adversely, to affect the ability of any Security Party to perform all or any of its obligations under, or otherwise to comply with the terms of, any of the Security Documents; or

10.1.22	Arrest: either Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of such Ship within a period of three (3) days thereafter; or

10.1.23	Registration: the registration of either Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or if such registration of such Ship is not renewed at least thirty (30) days prior to the expiry of such registration; or

10.1.24	Unrest: the Flag State of either Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of either Ship by unconstitutional means if, in any such case such event could in the opinion of the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25	Environment: either Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or either of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Majority Banks acting through the Agent, reasonably be expected to have an adverse effect on the business, assets, operations, property or financial condition of either Borrower or any other Security Party, or on the security constituted by any of the Security Documents or on the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents; or

10.1.26	P&I: either Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which such Borrower’s Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27	Shareholdings:

(a)	either of the Borrowers ceases at any time to be a wholly-owned direct Subsidiary of the Corporate Guarantor; or

(b)	there is any change in the legal and/or beneficial ownership of any of the shares of the Manager, from that existing on the date of this Agreement, as set out in clause 7.2.13; or

(c)	any person, or persons acting in concert (other than DSI or any financial institution acting as a passive investor), become at any time the legal or ultimate beneficial owners of a higher percentage of the total issued share capital of the Corporate Guarantor, than the percentage of the total issued share capital of the Corporate Guarantor, owned by DSI at that time; or

(d)	Mr. Simeon Palios ceases to hold an executive position in the Corporate Guarantor or to be actively involved in the management of the Corporate Guarantor; or

10.1.28	Accounts: moneys are withdrawn from either of the Operating Accounts other than in accordance with clause 14 or as otherwise provided in this Agreement; or

10.1.29	Manager: either Ship ceases to be managed by the Manager; or

10.1.30	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents; or

10.1.31	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (a) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (b) the security created by any of the Security Documents.

10.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

10.2.2	the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

10.4	Position of Swap Provider

Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Provider except to the extent that the Swap Provider is also a Bank.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by any Security Party of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	any prepayment of the Loan or part thereof being made under clauses 4.2, 4.3, 8.2.1 or 12.1, or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by any Creditor) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, Commitment or any part thereof or in terminating or reversing or otherwise in connection with, any interest rate and/or currency swap or other derivative transaction or other arrangement entered into by a Creditor (whether with another legal entity or with another office or department of such Creditor) to hedge any exposure arising under this Agreement or in terminating, reversing, or otherwise in connection with, any open position arising under this Agreement, or any other amount owing to such Creditor.

11.2	Currency indemnity

If any sum due from the Borrowers or either of them under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or either of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund its Contribution, such Bank shall promptly, through the

Agent, give notice to the Borrowers whereupon (a) such Bank’s Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay such Bank’s Contribution either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by a Bank with any Capital Adequacy Law, is to:

12.2.1	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4	reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6	require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall (through the Agent) notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)	the Borrowers shall on demand made at any time whether or not such Bank’s Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, forgone return or loss.

For the purposes of this clause 12.2 “holding company” means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

12.3	Exception

Nothing in clause 12 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

12.4	Mitigation

If circumstances arise which would, or would upon the giving of notice, result in an increased payment required to be made by the Borrowers under clause 6.6 or clause 12.2 then, without in any way limiting the obligations of the Borrowers under either of these clauses, the relevant Bank shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the other Security Documents to another of its offices not affected by the circumstances which gave rise to such increased payment, but no Bank shall be under any obligation to take any such action if in its opinion, to do so would or might:

12.4.1	be prejudicial to such Bank (or, as the case may be, its holding company); or

12.4.2	have an adverse effect on such Bank’s or its holding company’s business, operations, administration or financial condition; or

12.4.3	involve such Bank or its holding company in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent, with any regulation or such Bank’s general banking policies; or

12.4.4	involve such Bank or its holding company in any expense (unless indemnified to its satisfaction) or tax disadvantage.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1	first, in or towards payment of all unpaid costs and expenses which may be owing to the Creditors or any of them under any of the Security Documents;

13.1.2	secondly, in or towards payment of any unpaid fees payable to the Creditors or any of them;

13.1.3	thirdly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.4	fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid or prepaid and which amounts are so payable under this Agreement;

13.1.6	sixthly, in or towards payment to the Swap Provider of any amounts owing to it under the Master Swap Agreement;

13.1.7	seventhly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Pro rata payments

13.2.1

If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1 or 12.2) the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clauses 6.1 or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)	the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)	as between the Borrowers and the Recovering Bank the excess amount so redistributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.2.2	If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.2.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.2.

13.2.4	Notwithstanding the foregoing provisions of this clause 13.2, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.3	Set-off

13.3.1	Each Borrower authorises each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time and without notice to such Borrower, to apply any credit balance to which such Borrower is then entitled standing upon any account of such Borrower with any branch of such Creditor in or towards satisfaction of any sum due and payable from such Borrower to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.3.2	No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Agent and the relevant Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.2.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge or other security interest by a Creditor over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.2.

13.6	Further assurance

The Borrowers jointly and severally undertake that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Creditor enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14	Operating Accounts

14.1	General

The Borrowers jointly and severally undertake with each Creditor that they will:

14.1.1	on or before the Drawdown Date of the first Advance to be drawn down, open each of the Operating Accounts; and

14.1.2	procure that all moneys payable to a Borrower in respect of the Earnings (as defined in the relevant General Assignment) of such Borrower’s Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to clause 2.1 of each of the General Assignment relevant to such Ship, be paid to such Borrower’s Operating Account Provided however that if any of the moneys paid to either of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and the Borrowers hereby irrevocably and unconditionally instruct the Account Bank to) convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Account terms

Amounts standing to the credit of the Operating Accounts shall (unless otherwise agreed between the Account Bank and the Borrowers) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on the Operating Accounts from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to the Operating Accounts at such times as the Account Bank and the Borrowers shall agree.

14.3	Withdrawals

Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing, neither Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, each Borrower may withdraw moneys from its Operating Account:

14.3.1	to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;

14.3.2	to pay the proper and reasonable operating expenses of its Ship;

14.3.3	to pay the proper and reasonable expenses of administering its affairs; and

14.3.4	to make any payments of dividends to the extent permitted by clause 8.3.12.

14.4	Application of accounts

At any time after the occurrence of an Event of Default, the Agent may (and on the instructions of the Majority Banks shall), without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Operating Accounts or either of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1.

14.5	Charging of Operating Accounts

The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Operating Account Assignments.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

Neither Borrower may assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Subject to the prior written consent of the Agent, any Bank (the “Transferor Bank”) may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank, financial institution or other person whatsoever (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers, the Agent or the other Creditors unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2	a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as Agent, Security Agent or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in sub-clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrowers or either of them had against the Transferor Bank;

(b)	the Transferor Bank’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Contribution and a Commitment of the amounts specified in the Transfer Certificate;

(d)	the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Security Agent, the Swap Provider and the Arranger in accordance with the provisions of clause 16 and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)	an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)	the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5	the Borrowers, the Account Bank, the Security Agent, the Swap Provider and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Security Agent, the Swap Provider, the Account Bank, the Arranger, the Transferor Bank, the Transferee Bank and the other Banks.

15.4	Reliance on Transfer Certificate

15.4.1	The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2

The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank, the Security Agent, the Swap Provider, the Account Bank or either Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3	The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent, the other Creditors and the Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Agent and/or the Security Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent or, as the case may be, the Security Agent as having been incurred by it in connection with such transfer.

15.6	Documenting transfers

If any Bank transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake with each Creditor, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate to any other bank or financial institution all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers but with the prior written consent of the Agent (acting on the instructions of the Majority Banks).

15.8	Lending offices

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Swap Provider, the Account Bank and the other Banks.

15.9	Disclosure of information

Any Bank may, with the prior written consent of the Agent, disclose to a prospective Transferee Bank or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers, the other Security Parties or any of them as such Bank shall consider appropriate.

16	Arranger, Agent and Security Agent

16.1	Appointment of the Agent

Each Bank and the Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks and the Swap Provider hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2	(whether or not by or through employees or agents) to take such action on such Bank’s or, as the case may be, the Swap Provider’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority, or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks, the Swap Provider and the other Creditors.

16.3	Agent’s duties

The Agent shall:

16.3.1	promptly notify each Bank and the Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5, 8.1.6 and 8.1.7; and

16.3.2	(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent’s rights

The Agent may:

16.4.1	in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks, and shall be fully protected in so doing;

16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Provider (but shall not be obliged to do so);

16.4.3	refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4	deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a Transfer Certificate shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Bank’s lending office unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:

16.5.1	be obliged to make any enquiry as to the use of any of the proceeds of any Advance unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2	be obliged to make any enquiry as to any breach or default by either of the Borrowers or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or the Swap Provider, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by either of the Borrowers or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4	be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank or the Swap Provider for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7	be liable to any Bank or the Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Bank and the Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank’s Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any other Creditor with any credit or other information with respect to any Security Party whether coming into its possession before the making of any Advance or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrowers’ performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any other Creditor:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4	for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of either of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks.

16.8	Reliance on documents and professional advice

The Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).

16.9	Other dealings

The Arranger and the Agent may, without any liability to account to any other Creditor, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the other Creditors as if it was not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1	Subject to clause 16.11.2, the Agent may, with the written consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:

(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with any Security Party; and/or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by any Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on all the Creditors.

16.11.2	Except with the prior written consent of all the Banks, the Agent shall have no authority on behalf of the Banks to agree (or authorise the Security Agent to agree) with any Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by any Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)	reduce the Margin;

(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)	increase any Bank’s Commitment;

(e)	extend the Termination Date;

(f)	change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)	change the order of distribution under clause 6.9 or clause 13.1;

(h)	change this clause 16.11;

(i)	change the definition of “Majority Banks” in clause 1.2; or

(j)	release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank’s Commitment or, following the first drawdown, Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank’s Commitment or, following the first drawdown, Contribution)

against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1	The Agent may, (having given to the Borrowers, each of the Banks and the Swap Provider not less than fifteen (15) days’ notice of its intention to do so), retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Provider as a successor agent:

(a)	a Bank nominated within a period of twenty eight (28) days by the Majority Banks or, failing such a nomination,

(b)	any reputable bank or financial institution experienced in shipping finance nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks and the Swap Provider. Prior to any such successor being appointed, the Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.

16.13.2	Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Agent, the Swap Provider and the Banks irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the other Security Documents on the terms set out in this Agreement. By virtue of such appointment, the Agent, the Swap Provider and each of the Banks hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or any of the other Security Documents together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

(a)	Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks and the Swap Provider not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Agent and the Swap Provider as a successor security agent and trustee:

(i)	a Related Company of the Security Agent nominated by the Security Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(ii)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(iii)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case (A) such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (1) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (2) a duly executed Trust Deed and (B) such successor security agent and trustee shall have duly entered into, whether with the retiring Security Agent and/or with the Borrowers and/or with the Creditors or with any of them, such documents in connection with the Security Documents as the Agent shall require in its absolute discretion.

(b)	Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks, the Agent and the Swap Provider. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.

(c)	Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1	The Security Agent shall have no duties, obligations or liabilities to the Agent, the Swap Provider or any of the Banks beyond those expressly stated in any of the Security Documents. The Agent, the Swap Provider and each of the Banks hereby authorises the Security Agent to enter into and execute:

(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent, and, in each and every case, to hold any and all security thereby created upon trust for the Banks, the Agent and the Swap Provider in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Agent and the Swap Provider by the Security Agent and shall be binding on all the Creditors.

16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of all the Banks communicated in writing by the Agent.

16.15.4	The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.15.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2- and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5	None of the Banks nor the Swap Provider nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

16.15.6	For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7	Without prejudice to the foregoing, each of the Agent, the Swap Provider and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.

16.15.8

Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank’s Commitment or, following the first drawdown, Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank’s Commitment or, following the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security

Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent’s own gross negligence or wilful misconduct.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)	receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2	In its capacity as trustee in relation to the Security Documents specified in clause 16.15.1 the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3	It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part of all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Provider under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Agent, the Banks and the Swap Provider, under and pursuant to this Agreement, to hold the guarantees and/or security created by the other Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks, the Agent and the Swap Provider shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Swap Provider and/or the Arranger and/or the Banks or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and
17.1.3	be sent:

(a)	if to the Borrowers or either of them at:

c/o Diana Shipping Services S.A.

Pendelis 16

Palaio Faliro

175 64 Athens

Greece

Fax no: +30 210 942 4975

Attention: Mr Andreas Michalopoulos

(b)	if to the Arranger, the Agent, the Security Agent or the Account Bank at:

DnB NOR Bank ASA

20 St. Dunstan’s Hill

London EC3R 8HY

England

Fax No: +44 207 626 5956

Attention: Shipping Department

(c)	in the case of a Bank, to its address or facsimile number specified in schedule 1 or in any relevant Transfer Certificate; or

(d)	in the case of the Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the Master Swap Agreement,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement to be given by the Borrowers to any other party (other than the Swap Provider) shall be given to the Agent for onward transmission as appropriate and if such notice, request, demand or other communication is to be given to the Borrowers it shall (except if otherwise provided in the Security Documents) be given through the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of any Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5	Borrowers’ obligations

17.5.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrower which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to any of the Creditors.

17.5.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrower.

17.5.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of either Borrower to perform or discharge any purported obligation or liability of a Borrower which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to a Creditor (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

17.5.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of a Borrower or any other person liable;

(b)	the Agent (acting on the instructions of the Majority Banks) or the Security Agent granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, a Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from a Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or either of them.

17.5.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which either of them is, or is to be, a party.

17.5.6	Waiver of Borrowers’ rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable under the Security Documents;

(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against any other Borrower or any other person liable in respect of any such moneys; or

(d)	claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with any Creditor in the liquidation of any other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

18	Governing law and jurisdiction

18.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or either of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers A. Nicolaou & Co at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against either of the Borrowers in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which either of the Borrowers may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks and their Commitments

Name	Lending Office	Address for Notices		Commitment ($)

DnB NOR Bank ASA	20 St. Dunstan’s Hill London EC3R 8HY England	20 St. Dunstan’s Hill London EC3R 8HY England		40,000,000
		Fax no: Att:	+44 207 626 5956 Shipping Department

TOTAL COMMITMENT				40,000,000

Schedule 2

Form of Drawdown Notice

(referred to in clause 2.4)

To:	DnB NOR Bank ASA

20 St Dunstan’s Hill

London EC3R 8HY

England

(as Agent)

[—] 2010

U.S.$40,000,000 Loan

Loan Agreement dated [—] 2010 (the “Loan Agreement”)

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the [First] [Second] [Centaurus] [Sagitta] Advance, namely $— on [            ] 200[—] and select the first interest period in respect thereof to expire on [—]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)	the borrowing to be effected by the drawdown of the [First] [Second] [Centaurus] [Sagitta] Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	there has been no material adverse change in our business, management, assets, operations, results of operations, properties, performances, prospects or the condition (financial or otherwise) from that existing on the date of the Loan Agreement as described by us or any other Security Party to the Agent and/or the Arranger in the negotiation of the Loan Agreement; and

(e)	we will use the proceeds of the [First] [Second] [Centaurus] [Sagitta] Advance for our benefit and under our full responsibility and exclusively for the purpose specified in the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used.

For and on behalf of
LIKIEP SHIPPING COMPANY INC.

For and on behalf of
ORANGINA INC.

Schedule 3

Documents and evidence required as conditions precedent to the Loan being made

(referred to in clause 9.1)

Part 1

1	Constitutional documents

copies, certified by the legal adviser of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors of each Security Party and the shareholders of each Security Party (other than the Corporate Guarantor) approving such of the Security Documents to which such Security Party is, or is to be, party and copies of resolutions of the directors of each Security Party approving such of the Underlying Documents to which such Security Party is, or is to be, party, and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and of the shareholders of such Security Party each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any such Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificates of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by the legal adviser of such Security Party to be true, complete and up to date;

5	Borrowers’ consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower’s Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Due diligence

evidence that all information required in relation to any Security Party in order for the Agent and each Bank to complete its due diligence formalities in connection with this Agreement and the other Security Documents has been provided and is satisfactory in all respects to the Agent;

8	Money laundering

such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Security Documents and to the identity of any parties to the Security Documents (other than the Creditors) and their directors and officers;

9	Financial Statements

the proforma consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2010;

10	Certified Underlying Documents

a copy, certified (in a certificate dated no earlier than (5) five Banking Days prior to the date of this Agreement) as a true and complete copy by the legal adviser of each of the Borrowers of each of the Management Agreements, the Contracts and any existing Charter;

11	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Agent;

12	Panamanian opinion

an opinion of Patton, Moreno & Asvat, special legal advisers on matters of Panamanian law to the Agent;

13	Operating Accounts

evidence that the Operating Accounts have been opened together with mandate forms in respect thereof and each of them has a credit balance of at least $10;

14	Security Documents

the Fee Letter, the Master Swap Agreement, the Corporate Guarantee, the Operating Account Assignments and the Swap Assignment, each duly executed;

15	Fees

evidence that any fees and commission due under clause 5.1 have been paid in full;

16	Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower’s agent; and

17	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party’s agent.

Part 2

1	Past conditions precedent

Evidence that the conditions precedent referred to in Part 1 of this schedule 3, remain satisfied;

2	Ship conditions

evidence that the Ship (the “Relevant Ship”) to which the First Advance to be drawn down relates (the “Relevant Advance”):

2.1	Registration and Encumbrances

is permanently registered in the name of the relevant Borrower under the laws and flag of the relevant Flag State through the relevant Registry and that the Relevant Ship and its Earnings, Insurances and Requisition Compensation (each as defined in the relevant Ship Security Documents) are free of Encumbrances;

2.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

2.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Relevant Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Relevant Ship);

3	Ship Security Documents

the Ship Security Documents (including, in the event that a Charter for the Relevant Ship exists, the relevant Charter Assignment) for the Relevant Ship, together with the other documents to be delivered to the Security Agent pursuant thereto, duly executed;

4	Title and no Encumbrances

(a)	evidence that the transfer of title to the Relevant Ship from the Seller to the relevant Borrower has been duly registered in the relevant Registry free of any Encumbrance (other than Permitted Encumbrances); and

(b)	evidence that there was no prior registration of the Relevant Ship in the name of the Seller in any ship register, the Seller having transferred title to the Relevant Ship to the relevant Borrower immediately after the completion of the construction of the Relevant Ship by the Seller under the shipbuilding contract referred to in the Contract relating to such Ship;

5	Mortgage registration

evidence that the relevant Mortgage has been permanently registered against the Relevant Ship under the laws and flag of the relevant Flag State through the relevant Registry;

6	Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents;

7	Notices of assignment and acknowledgements

copies of duly executed notices of assignment and acknowledgements thereof in the forms prescribed by the relevant Ship Security Documents in respect of the Relevant Ship;

8	Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers on matters of Marshall Islands law to the Agent;

9	Panamanian opinion

an opinion of Patton, Moreno & Asvat, special legal advisers on matters of Panamanian law to the Agent;

10	Further opinions

any such further opinion as may be required by the Agent;

11	Insurance opinion

an opinion from insurance consultants to the Agent on the insurances effected or to be effected in respect of the Relevant Ship upon and following the relevant Drawdown Date of the Relevant Advance in form and substance satisfactory to the Agent;

12	Delivery documents

a copy, certified as a true and complete copy by an officer or a legal advisor of the Borrowers, of (a) a duly executed and notarised/legalised bill of sale in respect of the Relevant Ship evidencing the full Contract Price for the Relevant Ship, (b) the builder’s certificate in respect of the Relevant Ship, (c) the protocol of delivery and acceptance in respect of the Relevant Ship and (d) a declaration of warranty, each duly executed and exchanged under the Contract for the Relevant Ship, and any other delivery documents duly executed and exchanged pursuant to the relevant Contract (including a receipt by the Seller to the relevant Borrower of any other similar evidence, evidencing payment in full of the relevant Contract Price);

13	Readiness and payment of Contract Price

evidence that the Relevant Ship is in all respects ready for delivery pursuant to the relevant Contract and that the relevant Contract Price for the Relevant Ship has been paid in full;

14	ISPS Code compliance

14.1	evidence satisfactory to the Agent that the Relevant Ship is subject to a ship security plan which complies with the ISPS Code; and

14.2	a copy certified (in a certificate dated no later than seven (7) Banking Days after the Delivery Date of the Relevant Ship) as a true and complete copy by an officer or a legal advisor of the Borrowers of the ISSC for the Relevant Ship and the continuous synopsis record required by the ISPS Code in respect of the Relevant Ship;

15	SMC/DOC

a copy, certified (in a certificate dated no later than seven (7) Banking Days after the Delivery Date of the Relevant Ship) as a true and complete copy by an officer of the Borrowers of the DOC issued to the Operator of the Relevant Ship and the SMC for the Relevant Ship;

16	Valuation

a valuation of the Relevant Ship, made (at the cost of the Borrowers) by two (2) or (as the case may be) three (3) Approved Shipbrokers nominated by the Borrowers (or, failing this, by the Agent) and appointed by the Agent, demonstrating the market value of such Ship, on the basis and in the manner set out in clause 8.2.2; and

17	Further matters/conditions

any such other matter or conditions as may be required by the Agent.

Part 3

1	Past conditions precedent

Evidence that the conditions precedent referred to in (a) Part 1 and (b) Part 2 (but in respect of the Ship to which the Second Advance relates) of this schedule 3, remain satisfied;

2	Valuation

if requested by the Agent, a valuation of the Ship to which the Second Advance relates made (at the cost of the Borrowers) by two (2) or (as the case may be) three (3) Approved Shipbrokers nominated by the Borrowers (or, failing this, by the Agent) and appointed by the Agent, demonstrating the market value of such Ship, on the basis and in the manner set out in clause 8.2.2; and

3	Mortgaged Ship

evidence that the Ship relevant to such Second Advance remains a Mortgaged Ship.

Schedule 4

Form of Transfer Certificate

(referred to in clause 15.3)

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:	DNB NOR BANK ASA as agent on its own behalf and on behalf of the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Provider and the Banks defined in the Loan Agreement referred to below.

[Date]

Attention: [—]

This certificate (“Transfer Certificate”) relates to a loan agreement dated [—] 2010 (the “Loan Agreement”) and made between (1) Likiep Shipping Company Inc. and Orangina Inc. as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions set out in schedule 1 thereto as banks (the “Banks”) and (3) DnB NOR Bank ASA as Arranger, Agent, Security Agent, Swap Provider and Account Bank, in relation to a loan of up to $40,000,000. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1	The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to that part of the [Contribution] [Available Commitment] of the Transferor (or its predecessors in title) details of which are set out below:

Date of Advances	Amount of Advance	Transferor’s [Contribution] [Available Commitment] to Advance	Maturity Date

2	By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment] which amounts to $[ ]] [from [ ] per cent ([ ]%) of its [Contribution] [Commitment] in respect of both Advances], which percentage represents $[ ]].

3	The Transferee hereby requests the Borrowers, the Agent (on behalf of itself, the Account Bank, the Arranger, the Security Agent, the Swap Provider and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1	confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2	confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Security Agent, the Swap Provider, the Arranger, the Account Bank or the other Banks to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

4.3	agrees that it has not relied and will not rely on the Transferor, the Agent, the Security Agent, the Arranger, the Account Bank, the Swap Provider or the Banks to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or either of them or any other Security Party (save as otherwise expressly provided therein);

4.4	warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and

4.5	if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, in each case as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the other Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2	warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3	agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6	The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

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By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Account Bank, the Arranger, the Security Agent, the Swap Provider and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Arranger, the Account Bank, the Swap

Provider and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider or the Banks:

8.1	makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

8.2	assumes any responsibility for the financial condition of the Borrowers or either of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or either of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9	The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10	The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Arranger, the Swap Provider and the Banks.

DNB NOR BANK ASA

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $—

Available Commitment: $—

Portion Transferred: —%

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telefax No:

Contact Person:

(Credit Administration Department):

Telephone:

Telefax No:

Account for payments:

Schedule 5

Form of Trust Deed

THIS DECLARATION OF TRUST made by DNB NOR BANK ASA (the “Security Agent”) is made on [—] 2010 and is supplemental to (and made pursuant to the terms of) a Loan Agreement dated [—] 2010 (the “Agreement”) and made between (1) Likiep Shipping Company Inc. and Orangina Inc. as joint and several Borrowers, (2) the banks and financial institutions mentioned in schedule 1 to the Agreement as the Banks and (3) DnB NOR Bank ASA as Arranger, Agent, Security Agent, Swap Provider and Account Bank. Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1	The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for the Banks, the Agent and the Swap Provider on the terms and basis set out in the Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

IN WITNESS whereof the Security Agent has executed this Deed the day and year first above written.

SIGNED, SEALED and DELIVERED	)
as a DEED	)
by	)
for and on behalf of	)	Attorney-in-fact
DNB NOR BANK ASA	)
(as Security Agent))

Schedule 6

Mandatory Cost formula

1	The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks’ Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the Loan or any relevant unpaid sum) and will be expressed as a percentage rate per annum.

3	The Additional Cost Rate for any Bank lending from a lending office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank’s participation in the Loan or the relevant unpaid sum made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Bank lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01	per cent per annum.
300

Where E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)	“Participating Member State” means any member of the European Union that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union;

(d)	“Special Deposits” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7	Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11	Any determination by the Agent pursuant to this schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

12	The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 7

Form of Mortgage

Private & Confidential	Draft (3): 2 July 2010
YIC/MGKA/AT02217 Proforma Ml Mortgage

Dated [—] July 2010

[LIKIEP SHIPPING COMPANY INC.]	(1)
[ORANGINA INC.]

and

DNB NOR BANK ASA	(2)

FIRST PREFERRED MARSHALL ISLANDS SHIP

MORTGAGE

on m.v. [Sagitta] [Centaurus]

Contents

Clause		Page

1	Definitions	2

2	Grant, conveyance and mortgage	5

3	Covenants to pay and perform	6

4	Continuing security and other matters	6

5	Covenants	7

6	Powers of Mortgagee to protect security and remedy defaults	14

7	Powers of Mortgagee on Event of Default	15

8	Application of moneys	16

9	Remedies cumulative and other provisions	17

10	Costs and indemnity	17

11	Attorney	18

12	Further assurance	18

13	Total amount and maturity	19

14	Law, jurisdiction and other provisions	19

15	Notices	20

Schedule 1 Form of Loan Agreement		22

Schedule 2 Form of Master Swap Agreement		23

THIS FIRST PREFERRED SHIP MORTGAGE is dated [—] July 2010 and made BY:

(1)	[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.], a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of The Marshall Islands MH96960 (the “Owner”); in favour of

(2)	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Mortgage through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as security agent and trustee for and on behalf of the Secured Creditors (as defined below) and for the benefit of itself and the Secured Creditors (the “Mortgagee”).

WHEREAS:

(A)	the Owner is the sole, absolute and unencumbered, legal and beneficial owner of the whole of m.v. [Sagitta] [Centaurus], documented under the laws and flag of the Republic of the Marshall Islands, Official Number [3988] [3987], of [36087] [36087] gross tons and [15774] [15774] net tons;

(B)	by a loan agreement dated [—] July 2010 (the “Loan Agreement”) made between (1) the Owner and [Orangina Inc.] [Likiep Shipping Company Inc.] as joint and several borrowers (therein referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, (3) DnB NOR Bank ASA as agent (in such capacity the “Agent”), security agent, swap provider (in such capacity the “Swap Provider”) and account bank (in such capacity the “Account Bank”) and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”) (the form of which Loan Agreement without its schedules is annexed hereto as schedule 1 and which forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as a part hereof), the Banks agreed (inter alia) to advance by way of loan to the Owner, upon the terms and conditions therein contained, the principal sum of up to Forty million United States Dollars (US$40,000,000);

(C)	by a 1992 ISDA Master Agreement dated [as of] [—] July 2010 (the “Master Swap Agreement”), made between the Borrowers and the Swap Provider (a copy of the form of which Master Swap Agreement is annexed hereto as schedule 2 and forms an integral part hereof) and comprising an ISDA Master Agreement (including the Schedule thereto), the Confirmations (as defined therein) supplemental thereto, and any Transactions governed thereby, the Swap Provider agreed the terms and conditions upon which it would enter with the Borrowers into (inter alia) one or more interest rate swap or other derivative transactions in respect of the Loan (whether in whole or in part, as the case may be) from time to time. The Owner has agreed pursuant to this Mortgage to secure the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement and the Owner and the Mortgagee agree for the purpose of this Mortgage that the maximum amount of such obligations to be secured by this Mortgage shall be Three million United States Dollars (US$ 3,000,000) (the “Swap Amount”);

(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee (referred to in the Loan Agreement as “Security Agent”) as its security agent and trustee and pursuant to a Trust Deed dated [—] July 2010 executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee agreed to hold, receive, administer and enforce this Mortgage for and on behalf of itself and the Secured Creditors;

(E)	pursuant to the said Loan Agreement the Mortgagee on the date hereof has agreed to advance to the Owner (and the Owner is indebted to the Mortgagee in) a total principal amount of up to Forty million United States Dollars (US$40,000,000) which (together with interest (as provided in clause 3.1 of the said Loan Agreement) thereon and fees) is to be repaid and paid, as the case may be, as provided in the Loan Agreement; and

(F)	the Owner, in order to secure the repayment of the said principal amount and interest thereon, the Master Swap Agreement Liabilities up to the Swap Amount and all other sums of money

1

from time to time owing to the Mortgagee under the said Loan Agreement and the other Security Documents and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage and the said Loan Agreement and/or the Master Swap Agreement, has duly authorised the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of the Maritime Act 1990 of the Republic of The Marshall Islands, as amended.

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Mortgage.

1.2	Definitions

In this Mortgage unless the context otherwise requires:

“Agent” includes the successors in title, assignees, transferees and/or replacements of the Agent;

“Approved Brokers” means such firm or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Mortgage;

“Banks” includes their Transferee Banks and their respective successors in title;

“Casualty Amount” means Seventy hundred and fifty thousand United States Dollars (US$750,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, the General Assignment or this Mortgage or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 10 or clause 8 of the General Assignment; and

2

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee);

“General Assignment” means a deed of assignment dated [—] July 2010 made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings of the Ship;

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loan” means the total principal amount of up to Forty million United States Dollars (US$40,000,000) referred to in recital (B) hereto advanced or to be advanced by the Banks to the Borrowers pursuant to the Loan Agreement or (as the context may require) the amount thereof at any time advanced and outstanding;

“Loan Agreement” means the agreement dated [—] July 2010 mentioned in recital (B) hereto;

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 to the General Assignment or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

“Master Swap Agreement” means the agreement referred to in recital (C) hereto;

“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

“Mortgagee” includes its successors in title, assignees, transferees and/or replacements;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Operative Account” means an interest bearing Dollar account of the Owner opened or (as the context may require) to be opened by the Owner with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be an “Earnings Account” for the purposes of this Mortgage;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities up to the Swap Amount, the Expenses and all other sums of money from time to time owing by the Borrowers or either of them to the Secured Creditors and/or the Mortgagee or any of them, whether actually or contingently, under the Security Documents or any of them;

“Owner” includes the successors in title of the Owner;

“Requisition Compensation” means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Secured Creditors” means the Agent, the Swap Provider and the Banks;

3

“Security Documents” means the Loan Agreement, this Mortgage, the General Assignment, the Master Swap Agreement and any other document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or either of them or any other Security Party pursuant to the Loan Agreement and/or the Master Swap Agreement and/or other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Ship” means the vessel described in recital (A) hereto and includes any interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid;

“Swap Provider” includes the successors in title, assignees and/or transferees of the Swap Provider; and

“Total Loss” means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

1.3	Insurance terms

In clause 5.1.1:

1.3.1	“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

1.3.2	“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision which may be incorporated by entry with such association); and

1.3.3	“war risks” includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls -Time (1/11/95) attached or similar cover.

4

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

1.5	Construction of certain terms

In this Mortgage, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Mortgage and references to this Mortgage include its schedules;

1.5.2	references to (or to any specified provision of) this Mortgage or any other document shall be construed as references to this Mortgage, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.6	Conflict with Loan Agreement or Master Swap Agreement

This Mortgage shall be read together with the Loan Agreement and the Master Swap Agreement and in the event of any conflict between (a) this Mortgage and (b) any of such two documents, the Loan Agreement or, as the case may be, the Master Swap Agreement shall prevail over the provisions of this Mortgage, provided however that anything to the contrary herein notwithstanding, this Mortgage shall be governed solely and exclusively by Marshall Islands law.

2	Grant, conveyance and mortgage

For good and valuable consideration, (receipt of which is hereby acknowledged by the Owner) and, pursuant to the Loan Agreement and the Master Swap Agreement and in order to secure the repayment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Loan Agreement, the Master Swap Agreement and the other Security Documents contained and supplemental thereto, express or implied, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, the whole of the Ship TO HAVE AND TO HOLD the same unto the Mortgagee forever, upon the terms herein set forth, for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Loan Agreement, the Master Swap Agreement and the other Security Documents contained and supplemental thereto, express or implied.

PROVIDED ONLY, and the condition of these presents is such that, if the Owner shall pay or cause to be repaid to the Mortgagee, the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Loan Agreement, this Mortgage, the Master Swap Agreement and the other Security Documents and shall observe and comply with the covenants, terms and conditions in the Loan Agreement, this Mortgage, the Master Swap Agreement and the other Security Documents contained and supplemental thereto, expressed or implied, to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

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IT IS NOT INTENDED that this Mortgage shall cover, and this Mortgage shall not cover, property other than the Ship as the term “Vessel” is used in Section 308(2) of Chapter 3 of the Maritime Act 1990 of the Republic of The Marshall Islands as amended.

3	Covenants to pay and perform

3.1	For the consideration aforesaid the Owner hereby covenants with the Mortgagee as follows:

3.1.1	the Owner will repay the Loan to the Banks by the instalments, at the times and in the manner specified in the Loan Agreement;

3.1.2	the Owner will pay to the Banks interest on the Loan at the rates, at the times and in the manner specified in the Loan Agreement;

3.1.3	the Owner will pay the full amount of all other moneys comprising the Outstanding Indebtedness (including without limitation the Master Swap Agreement Liabilities) as and when the same shall become due and payable in accordance with the terms of the Security Documents or any of them;

3.1.4	the Owner will pay interest at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee) on any moneys which are by this Mortgage expressed to be payable on demand and which are not paid forthwith on demand being made as from the date of demand until payment (both before and after any judgement) provided however that this provision shall not affect the right of the Mortgagee to receive that part of its Expenses as comprises interest from such date prior to demand being made as is referred to in the definition of Expenses; and

3.1.5	the Owner will keep, perform and observe the covenants and provisions of the Loan Agreement and the Master Swap Agreement.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Mortgage shall:

4.1.1	be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the Secured Creditors in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the Secured Creditors);

4.1.2	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, rights or remedies held by or available to the Mortgagee and/or the Secured Creditors or any of them or any right or remedy of the Mortgagee and/or the Secured Creditors thereunder; and

4.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instruments, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee and/or the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

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4.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the Secured Creditors under the Loan Agreement, the Master Swap Agreement, this Mortgage, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee and/or the Secured Creditors may deem expedient.

4.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which the Mortgagee may at any time be entitled under this Mortgage.

4.4	Waiver of rights

The Owner hereby waives any rights under the provisions of the laws of a given country which require the Mortgagee to levy execution against the Owner or make any demand or claim against the Owner prior to the enforcement of rights under this Mortgage.

5	Covenants

5.1	The Owner further covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls):

(i)	against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of (A) the market value of the Ship for the time being (as determined by the Agent pursuant to clause 8.2.2 of the Loan Agreement) and (B) the amount which, when aggregated with the amount of the equivalent insurance of the other Mortgaged Ship, shall be equal to at least one hundred and twenty per cent (120%) of the aggregate of (aa) the Loan and (bb) the Swap Exposure at the time) and upon such terms (which for the avoidance of doubt shall include a blocking and trapping clause) as shall from time to time be approved in writing by the Mortgagee;

(ii)	against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship,

and to pay to the Mortgagee or to its order the cost (as conclusively certified by the Mortgagee) of (1) any mortgagee’s interest insurance (including, if the Mortgagee shall so require, mortgagee’s additional perils (including all P&l risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in

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such amounts (being in any event no less than such amount which, when aggregated with the amount of the equivalent insurance of the other Mortgaged Ship, shall be an amount equal to one hundred and ten per cent (110%) of the aggregate of (aa) the Loan and (bb) the Swap Exposure) as it shall deem desirable; and (2) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest and potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said Mortgagee’s interest insurance which shall be effected through brokers nominated by the Mortgagee) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 5.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

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(g)	Hull policy documents, notices, loss payable clauses and brokers’ undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations’ loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 5.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(l)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

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(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2	Ship’s name and registration

not to change the name of the Ship and to keep the Ship registered as a Marshall Islands ship and not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Marshall Islands flag and not to register the Ship or permit its registration under any other flag without the prior written consent of the Mortgagee;

5.1.3	Repair

to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

5.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to, or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)	remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5	Maintenance of class; compliance with regulations

to maintain the relevant Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of the Marshall Islands or otherwise applicable to the Ship;

5.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

5.1.7	Inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose (but at the expense of the Owner), may board the Ship at all reasonable times for the purpose of inspecting her and her records and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

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5.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

5.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Marshall Islands law, or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship’s war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

5.1.10	Information

promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

5.1.11	Notification of certain events

to notify the Mortgagee forthwith by facsimile thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the relevant Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

(h)	the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstance which may give rise to any such Environmental Claim;

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5.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

5.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Mortgagee;

5.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

5.1.15	Chartering

except pursuant to the Charter, not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to lay up the Ship or to let the Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve (12) months’ duration;

(c)	on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arm’s length terms;

5.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose), to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.17	Payment of Earnings

to procure that the Earnings are paid to the Operating Account at all times unless and until the Mortgagee shall have directed to the contrary pursuant to clause 2.1.1 of the General Assignment and that any Earnings which are so payable and which are in the hands of the Owner’s brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

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5.1.18	Repairers’ liens

not without the prior written consent of the Mortgagee, to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

5.1.19	Manager

not without the prior written consent of the Mortgagee, to appoint a manager of the Ship other than the Manager or to terminate or amend the terms of the Management Agreement in respect of the Ship;

5.1.20	Compliance with Marshall Islands law

to cause this Mortgage to be recorded as prescribed by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended and otherwise to comply with and satisfy all the requirements and formalities established by the said Maritime Act 1990 and any other pertinent legislation of the Republic of the Marshall Islands to perfect this Mortgage as a valid and enforceable first and preferred lien upon the Ship and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the Owner’s compliance with the provisions of this sub-clause;

5.1.21	Notice of Mortgage

to place and at all times and places use due diligence to retain a properly certified copy of this Mortgage (which shall form part of the Ship’s documents) on board the Ship with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the navigation room and in the Master’s cabin of the Ship a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage to DNB NOR BANK ASA of Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England under authority of Chapter 3 of the Maritime Act 1990 of the Republic of The Marshall Islands as amended. Under the terms of the said Mortgage neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage”

5.1.22	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Mortgage, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

5.1.23	Anti-drug abuse

without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

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5.1.24	Compliance with Environmental Laws

to comply with, and use all reasonable and proper endeavours to procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws in relation to the Ship including, without limitation, requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing and establishment of financial responsibility and to obtain and comply with, and use all reasonable and proper endeavours to procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals in relation to the Ship; and

5.1.25	Code

(a)	Compliance with the Code: to comply with and ensure that the Ship and its Operator at all times comply with the requirements of the Code;

(b)	Withdrawal of DOC or SMC: immediately to inform the Mortgagee of any threatened or actual withdrawal of any Operator’s DOC or the SMC for the Ship;

(c)	Issue of DOC or SMC: promptly to inform the Mortgagee of the issue of each DOC and each SMC for the Ship or of the receipt by any Operator of notification that any application for the same has been refused; and

(d)	Copy documentation: to provide the Mortgagee promptly on request with a copy (certified as a true copy by the Owner) of each DOC and each SMC for the Ship; and

5.1.26	Survey reports

to deliver to the Mortgagee at intervals of not less than twelve (12) months a report prepared by surveyors or inspectors acceptable to the Mortgagee (but at the Owner’s expense) in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Mortgagee that any recommendations made in such reports have been complied with, or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with.

6	Powers of Mortgagee to protect security and remedy defaults

6.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

6.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 6.1:

6.2.1	if the Owner fails to comply with any of the provisions of clause 5.1.1, the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner’s risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with;

6.2.2	if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

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6.2.3	if the Owner fails to comply with any of the provisions of clause 5.1.8, the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

7	Powers of Mortgagee on Event of Default

7.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled, following notice given to the Owner in accordance with the provisions of clause 10.2 of the Loan Agreement or, as regards the Master Swap Agreement, in accordance with the relevant terms of the Master Swap Agreement, to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice and to terminate the Master Swap Agreement, whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not any notice shall have been given) the Mortgagee shall become forthwith entitled, as and when it may see fit, to put into force and exercise all or any of the rights, powers and remedies possessed by it as mortgagee of the Ship or otherwise (whether at law, by virtue of this Mortgage or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1	to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended and/or all applicable laws of the Republic of the Marshall Islands or any other jurisdiction;

7.1.2	to take possession of the Ship and the Mortgagee shall not be under any duty to render accounts to the Owner during the time when the Ship is in the possession of the Mortgagee and the Owner hereby waives its rights in respect thereof;

7.1.3	to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

7.1.4	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Ship, her Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

7.1.5	to discharge, compound, release or compromise claims in respect of the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof;

7.1.6	to sell the Ship or any share or interest therein with or without prior notice to the Owner and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

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7.1.7	to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.8	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

7.2	Dealings with Mortgagee

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clause 7.1.6, or pursuant to clause 11.1, the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner, and all persons claiming through or under the Owner.

8	Application of moneys

8.1	Application

All moneys received by the Mortgagee in respect of:

8.1.1	the sale of the Ship or any share or interest therein; or

8.1.2	the employment of the Ship pursuant to the provisions of clause 7.1.7 (or otherwise pursuant to the provisions of this Mortgage) and all moneys received and retained by the Mortgagee in respect of the Insurances pursuant to this Mortgage, shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall:

(a)	in the case of moneys received in respect of sale of the Ship or recovery under the Insurances in relation to a Total Loss of the Ship or Requisition Compensation:

(i)	if no Default has occurred, be applied in making such prepayment as the Agent may require in accordance with clause 4.3 of the Loan Agreement and any payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner; or

(ii)	if a Default has occurred and is continuing but no Event of Default has occurred, be retained by the Mortgagee until such time as such Default is remedied and no other Default has occurred and is continuing (whereupon such moneys shall be applied in making such prepayment as the Agent may require in accordance with clause 4.3 of the Loan Agreement and any payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner) and/or shall be applied by the Mortgagee in or towards satisfaction of any sums due and payable by the Owner under the Security Documents or any of them by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

(b)	in all cases if an Event of Default has occurred, be applied by the Mortgagee in the manner specified in clause 13.1 of the Loan Agreement and/or sub-paragraph (a)(ii) above, as the Mortgagee may in its absolute discretion determine.

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8.2	Shortfall

In the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable therefor.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee or any Secured Creditor to exercise any right, power or remedy vested in it under the Loan Agreement or the Master Swap Agreement or this Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in the Loan Agreement, the Master Swap Agreement, this Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Preferred status

Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision or portion to such extent shall be void and of no effect.

9.3	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Loan Agreement, the Master Swap Agreement or this Mortgage (including the power vested in it by virtue of clause 11) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.4	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Costs and indemnity

10.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, the Loan

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Agreement, the Master Swap Agreement, this Mortgage or any of the other Security Documents or any of them or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of the Loan Agreement, the Master Swap Agreement, this Mortgage or any of the other Security Documents.

10.2	Mortgagee’s indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or otherwise in connection with such powers or with this Mortgage or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Loan Agreement, the Master Swap Agreement, this Mortgage or any of the other Security Documents.

11	Attorney

11.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Loan Agreement, the Master Swap Agreement, this Mortgage or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship). The power of attorney hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided however that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

11.2	Dealings with attorney

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee’s right to exercise the same.

11.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Mortgage in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

12	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Ship or perfecting the security constituted or intended to be constituted by this Mortgage or contemplated by the Loan Agreement or the Master Swap Agreement.

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13	Total amount and maturity

For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands as amended, the total amount is Forty three million United States United States Dollars (US$43,000,000) (of which (a) Forty million United States Dollars (US$40,000,000) represents the Loan and (b) Three million United States Dollars (US$3,000,000) represents the maximum amount secured hereby with respect to the Master Swap Agreement Liabilities) and interest on the Loan and performance of mortgage covenants. The date of maturity is 31 July 2017 and the discharge amount is the same as the total amount.

14	Law, jurisdiction and other provisions

14.1	Law

This Mortgage shall be construed and enforceable in accordance with the laws of the Republic of The Marshall Islands.

14.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Mortgage (including any non-contractual obligations connected with this Mortgage) may be brought in the English courts or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of, or in connection with, this Mortgage (including any non-contractual obligations connected with this Mortgage). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts, and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers A. Nicolaou & Co. at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Mortgage (including any non-contractual obligations connected with this Mortgage). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner or the Ship in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

14.3	Severability of provisions

If any provision in this Mortgage be or becomes invalid or unenforceable under any applicable law the provisions hereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that this Mortgage shall be valid, binding and enforceable in accordance with its terms.

14.4	Counterparts

This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute one and the same instrument.

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15	Notices

15.1	Every notice, request, demand or other communication under this Mortgage shall:

15.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

15.1.2	be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

15.1.3	be sent:

(a)	if to the Owner at:

c/o [Diana Containerships Inc.]
Pendelis 16
Palaio Faliro
175 64 Athens
Greece

Fax no: +30 210 [942 4975] Attention: Mr [Andreas Michalopoulos]

(b)	if to the Mortgagee at:

DnB NOR Bank ASA
20 St. Dunstan’s Hill London EC3R 8HY England

Fax No: +44 207 626 5956 Attention: Shipping Department

or to such other address and/or numbers as is notified by one party to the other party under this Mortgage.

IN WITNESS whereof the Owner has executed this Mortgage the day and year first above written.

[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.]

By:

Name:
Attorney-in-fact

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Acknowledgement of Mortgage

PIRAEUS	)
) S.S
PREFECTURE OF PIRAEUS, REPUBLIC OF GREECE	)

On this [—] day of [—] July 2010 before me personally appeared [—] to me known who being by me duly sworn did depose and say that he resides at [—], Greece that he is an attorney-in-fact of [LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.] the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said Corporation.

Special Agent

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Schedule 1

Form of Loan Agreement

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Schedule 2

Form of Master Swap Agreement

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Schedule 8

Form of General Assignment

Private & Confidential

Dated          July 2010

[LIKIEP SHIPPING COMPANY] [ORANGINA] INC.	(1)

and

DNB NOR BANK ASA	(2)

GENERAL ASSIGNMENT

relating to m.v. [Sagitta] [Centaurus]

THIS DEED OF ASSIGNMENT is dated      July 2010 and made BETWEEN:

(1)	[LIKIEP SHIPPING COMPANY] [ORANGINA] INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the “Owner”); and

(2)	DNB NOR BANK ASA a bank organised under the laws of the Kingdom of Norway having its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Deed through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as security agent and trustee for and on behalf of the Secured Creditors (as defined below) for the benefit of itself and the Secured Creditors (the “Mortgagee”).

WHEREAS:

(A)	by a loan agreement dated July 2010 (the “Loan Agreement”) and made between (1) the Owner and [Orangina] [Likiep Shipping Company] Inc. (together, the “Borrowers”), (2) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks”), (3) DnB NOR Bank ASA as agent (in such capacity, the “Agent”), (4) DnB NOR Bank ASA as security agent, (5) DnB NOR Bank ASA as arranger, (6) DnB NOR Bank ASA as account bank (in such capacity, the “Account Bank”) and (7) DnB NOR Bank ASA as swap provider (in such capacity, the “Swap Provider” and, together with the Banks and the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, upon the terms and conditions therein contained, the principal sum of up to Forty million Dollars ($40,000,000);

(B)	by a 1992 ISDA Master Agreement dated July 2010 (the “Master Swap Agreement”), made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time;

(C)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee as its security agent and trustee and pursuant to a Trust Deed dated July 2010 executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee (referred to in the Loan Agreement as the “Security Agent”) agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Secured Creditors;

(D)	pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Marshall Islands ship mortgage dated July 2010 (the “Mortgage”) on the motor vessel [Sagitta] [Centaurus] documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands under Official Number [3988] [3987] (the “Ship”) and the Mortgage of even date herewith has been or will be registered under the provisions of Chapter 3 of the Maritime Act 1990 of the Marshall Islands as amended as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage); and

(E)	this Deed is supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage and to the security thereby created and is the [Sagitta] [Centaurus] General Assignment referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement or in the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

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1.2	Definitions

In this Deed, unless the context otherwise requires:

“Agent” includes its successors in title and/or replacements;

“Assigned Property” means:

(a)	the Earnings;

(b)	the Insurances; and

(c)	any Requisition Compensation;

“Banks” includes their Transferee Banks and their respective successors in title;

“Casualty Amount” means Seven hundred and fifty thousand Dollars ($750,000) (or the equivalent in any other currency);

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Earnings” means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee or any Secured Creditor in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause 10 of the Mortgage or clause 8; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Mortgagee);

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“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

“Master Swap Agreement” means the agreement referred to in Recital (B) hereto;

“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

“Mortgagee” includes its successors in title and/or replacements;

“Notice of Assignment of Insurances” means a notice of assignment in the form set out in schedule 2, or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

“Operating Account” means an interest bearing Dollar account of the Owner opened by the Owner with the Account Bank with account number [64071001] [64072001] and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for the purposes of this Deed;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing by the Owner to the Secured Creditors and/or the Mortgagee or any of them, whether actually or contingently, under the Security Documents or any of them;

“Requisition Compensation” means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

“Secured Creditors” means, together, the Agent, the Swap Provider and the Banks;

“Security Documents” means the Loan Agreement, the Mortgage, this Deed, the Master Swap Agreement and any other document which is defined in the Loan Agreement as a Security Document and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or either of them or any other Security Party pursuant to the Loan Agreement and/or the Master Swap Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Swap Provider” includes its successor in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

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1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.4.2	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement and Master Swap Agreement

This Deed shall be read together with the Loan Agreement and the Master Swap Agreement but in case of any conflict between (a) this Deed and (b) any of such two instruments, the provisions of the Loan Agreement or, as the case may be, the Master Swap Agreement shall prevail over those of this Deed.

2	Assignment and application of funds

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein. Provided however that:

2.1.1	Earnings

the Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee; and

2.1.2	Insurances

unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 2.3 or clause 2.6 (as the case may be)):

(a)	any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

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(b)	any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 2.3 or clause 2.6 (as the case may be)), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)	any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time upon the written request of the Mortgagee give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due.

2.3	Application

All moneys received by the Mortgagee in respect of:

2.3.1	recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b) or which fall to be otherwise applied under clause 2.6); and

2.3.2	Requisition Compensation,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall:

(a)	in the case of moneys received in respect of sale of the Ship or recovery under the Insurances in relation to a Total Loss of the Ship or Requisition Compensation:

(i)	if no Default has occurred, be applied in making such prepayment as the Agent may require in accordance with clause 4.3 of the Loan Agreement and any payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner; or

(ii)

if a Default has occurred and is continuing but no Event of Default has occurred, be retained by the Mortgagee until such time as such Default is remedied and no other Default has occurred and is continuing (whereupon such moneys shall be applied in making such prepayment as the Agent may require in accordance with clause 4.3 of the Loan Agreement and any payments required pursuant to clause 4.4 of the Loan Agreement and the balance, if any, shall be paid to the Owner) and/or shall be applied by the Mortgagee in or towards satisfaction of any sums

5

due and payable by the Owner under the Security Documents or any of them by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

(b)	in all cases if an Event of Default has occurred, be applied by the Mortgagee in the manner specified in clause 13.1 of the Loan Agreement and/or sub-paragraph (a)(ii) above, as the Mortgagee may in its absolute discretion determine.

2.4	Shortfalls

In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

2.5	Application of Earnings received by Mortgagee

Any moneys received by the Mortgagee in respect of the Earnings shall:

2.5.1	if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the Operating Account at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

2.5.2	if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 2.3 and/or clause 2.5.1, as the Mortgagee may in its absolute discretion determine.

2.6	Application of Insurances received by Mortgagee

Subject to clause 2.3, any moneys received by the Mortgagee in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) shall:

2.6.1	if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

2.6.2	if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 2.3 and/or clause 2.6.1, as the Mortgagee may in its absolute discretion determine.

2.7	Use of Owner’s name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

2.8	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

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3	Continuing security and other matters

3.1	Continuing security

The security created by this Deed shall:

3.1.1	be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the Secured Creditors or any of them in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the Secured Creditors or any of them);

3.1.2	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee and/or the Secured Creditors or any of them or any right or remedy of the Mortgagee and/or the Secured Creditors or any of them thereunder; and

3.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee and/or the Secured Creditors or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

3.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the Secured Creditors or any of them under the Loan Agreement, the Master Swap Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee and/or the Secured Creditors or any of them may be exercised from time to time and as often as the Mortgagee and/or the Secured Creditors or any of them may deem expedient.

3.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

3.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

3.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

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4	Powers of Mortgagee to protect security and remedy defaults

4.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

4.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 4.1, if the Owner fails to comply with the provisions of clause 5.1.1 of the Mortgage, the Mortgagee shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner’s risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner on demand.

5	Powers of Mortgagee on Event of Default

5.1	Powers

At any time after the occurrence of an Event of Default the Mortgagee shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.1.1	to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

5.1.2	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

5.1.3	to discharge, compound, release or compromise claims in respect of the Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Earnings, Insurances or Requisition Compensation or any part thereof; and

5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.

6	Attorney

6.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds,

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assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

6.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee’s right to exercise the same.

6.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

7	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

8	Costs and indemnities

8.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed.

8.2	Mortgagee’s indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

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9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee or any Secured Creditor to exercise any right, power or remedy vested in it under this Deed, the Loan Agreement, the Master Swap Agreement, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed, the Loan Agreement, the Master Swap Agreement, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed, the Loan Agreement, the Master Swap Agreement and the Mortgage (including the power vested in it by clause 11 of the Mortgage) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under clause 7.1 of the Mortgage, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed save that any references in clause 17.1 of the Loan Agreement to the “Borrowers or either of them” and the “Security Agent” should be read as referring to the Owner and the Mortgagee, respectively.

11	Counterparts

This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

12	Law and jurisdiction

12.1	Law

This Deed and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

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12.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers A. Nicolaou & Co at present of 25 Heath Drive, Potters Bar, Herts EN6 1EN, United Kingdom to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed and any non-contractual obligations connected with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

12.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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Schedule 1

Forms of Loss Payable Clauses

1	Hull and machinery (marine and war risks)

By a General Assignment dated [—] July 2010 [LIKIEP SHIPPING COMPANY] [ORANGINA] INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) has assigned to DNB NOR BANK ASA of 20 St. Dunstan’s Hill London EC3R 8HY, England (the “Mortgagee”) all the Owner’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. [Sagitta] [Centaurus] and accordingly:

(a)	all claims hereunder in respect of an actual or constructive or compromised or arranged total loss and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Seven hundred and fifty thousand Dollars ($750,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)	all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	Protection and indemnity risks

Payment of any recovery which [LIKIEP SHIPPING COMPANY] [ORANGINA] INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from DNB NOR BANK ASA of 20 St. Dunstan’s Hill London EC3R 8HY, England (the “Mortgagee”) in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

3	War risks

It is noted that DNB NOR BANK ASA of 20 St. Dunstan’s Hill London EC3R 8HY, England (the “Mortgagee”) is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause, would be payable to [LIKIEP SHIPPING COMPANY] [ORANGINA] INC. of Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) shall be payable to the Mortgagee, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Seven hundred and fifty thousand Dollars ($750,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

4	Loss of earnings

By a General Assignment dated [—] July 2010 [LIKIEP SHIPPING COMPANY] [ORANGINA] INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”) has assigned to DNB NOR BANK ASA of Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting through its branch at 20 St. Dunstan’s Hill London EC3R 8HY, England (the “Mortgagee”) all its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in

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respect of m.v. [Sagitta] [Centaurus] and her earnings and accordingly all claims hereunder shall be paid in full to account number [64071001] [64072001] held with the Mortgagee unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or its order.

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Schedule 2

Form of Notice of Assignment of Insurances

[LIKIEP SHIPPING COMPANY] [ORANGINA] INC. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, the owner of the motor vessel [Sagitta] [Centaurus], HEREBY GIVES NOTICE that by a General Assignment dated [—] July 2010 and entered into by us with DNB NOR BANK ASA of 20 St. Dunstan’s Hill London EC3R 8HY, England there has been assigned by us to DNB NOR BANK ASA as first mortgagees of the said motor vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

Signed
For and on behalf of
[LIKIEP SHIPPING COMPANY] [ORANGINA] INC.

Dated: [—] July 2010

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
[LIKIEP SHIPPING COMPANY] [ORANGINA] INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address: Occupation:

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Schedule 9

Form of Corporate Guarantee

Private & Confidential

Dated 7 July 2010

DIANA CONTAINERSHIPS INC.	(1)

and

DNB NOR BANK ASA	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	4

3	Payments and Taxes	7

4	Representations and warranties	8

5	Undertakings	11

6	Set-off	15

7	Benefit of this Guarantee	15

8	Notices and other matters	16

9	Law and jurisdiction	17

Schedule 1 Form of Compliance Certificate		18

THIS GUARANTEE is dated 7 July 2010 and made BETWEEN:

(1)	DIANA CONTAINERSHIPS INC. (the “Guarantor”); and

(2)	DNB NOR BANK ASA as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated 7 July 2010 (the “Agreement”) and made between (1) Likiep Shipping Company Inc. and Orangina Inc. as joint and several borrowers (therein and herein referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank, (3) DnB NOR Bank ASA as swap provider (the “Swap Provider”) and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers upon the terms and conditions therein contained, a term loan of up to $40,000,000;

(B)	by a 1992 ISDA master swap agreement (including the schedule thereto) dated 7 July 2010 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part (as the case may be) from time to time;

(C)	pursuant to clause 16.14 of the Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated 7 July 2010 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Guarantee for and on behalf of itself and the Secured Creditors; and

(D)	the execution and delivery of this Guarantee (referred to as the Corporate Guarantee in the Agreement) is one of the conditions precedent to each of the Banks making its Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

“Accounting Information” means the annual audited and semi-annual unaudited consolidated financial statements of the Group delivered by the Guarantor to the Agent pursuant to clause 5.1.4;

“Accounting Period” means each financial year and each financial half-year of the Guarantor for which Accounting Information is required to be delivered pursuant to clause 5.1.4;

“Agent” includes its successors in title and its replacements;

“Applicable Accounting Principles” means the then most recent and up-to-date US GAAP at any relevant time;

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“Banks” includes their respective successors in title and Transferees;

“Borrowed Money” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount (and when calculating the value of any such transaction, only the marked to market value as at any date shall be taken into account);

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person; or

(g)	any other Indebtedness which would be regarded as debt pursuant to the Applicable Accounting Principles,

and, in calculating the Borrowed Money of any person, none of the above items shall be deducted or added or otherwise taken into account more than once in any such calculation;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Compliance Certificate” means a certificate in the form set out in schedule 1;

“Fleet Market Value” means, as of the date of calculation, the aggregate market value of:

(a)	the Ships, as most recently determined pursuant to valuations obtained by the Agent (at the expense of the Borrowers) and made in accordance with the provisions of clause 8.2.2 of the Agreement; and

(b)	all other Fleet Vessels (other than the Ships), as most recently determined by the Security Agent in its discretion pursuant to valuations obtained by the Security Agent (at the expense of the Borrowers and/or the Guarantor) pursuant to clause 5.1.5 of this Guarantee;

“Fleet Vessels” means all the vessels (including, but not limited to, the Ships) from time to time owned by the members of the Group and “Fleet Vessel” means any of them;

“Free Liquid Assets” means, as at the end of an Accounting Period, the aggregate of any balance on any current or deposit account with a prime international bank which a member of the Group is entitled to withdraw, and which is free from Encumbrances (save for any Permitted Encumbrances), excluding any such amount to which the right of access or use by such company is blocked or restricted, as shown in the then latest Accounting Information relevant to such Accounting Period;

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“Funded Debt” means, as at the end of an Accounting Period, the sum (without duplication) of the Group’s liabilities:

(a)	in respect of principal for any moneys borrowed by any member of the Group under a credit or loan facility;

(b)	under any loan stock, bond, note or obligations relating to joint venture liabilities outside the Group;

(c)	under any letter of credit facility made to any Group member;

(d)	under any finance lease or other agreement which shall have been or should be recorded as such in the relevant Accounting Information in accordance with the Applicable Accounting Principles consistently applied; or

(e)	as a result of guarantees given by a member of the Group,

as shown in the then latest Accounting Information relevant to such Accounting Period;

“Group” means, together, the Guarantor and its Subsidiaries from time to time (which, for the avoidance of doubt, includes the Borrowers) and “member of the Group” shall be construed accordingly;

“Guarantee” includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Guarantor” includes the successors in title of the Guarantor;

“Incapacity” means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Master Swap Agreement” means the 1992 ISDA Master Agreement dated 7 July 2010 made between the Swap Provider and the Borrowers mentioned in recital (B) hereto, comprising a 1992 ISDA Master Agreement (and a schedule thereto) together with any Confirmations (as defined therein) supplemental thereto;

“Net Funded Debt” means, as at the end of an Accounting Period, the Funded Debt less the Free Liquid Assets, each as shown in the then latest Accounting Information relevant to such Accounting Period;

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Security Agent” includes the successors in title and replacements of the Security Agent;

“Swap Provider” includes the successors in title of the Swap Provider; and

“Total Net Assets” means, at the end of an Accounting Period, the aggregate of (a) the value of the total assets of the Group (excluding Fleet Vessels) as shown in the then latest Accounting Information relevant to such Accounting Period plus (b) the Fleet Market Value, minus (c) the Free Liquid Assets as shown in the then latest Accounting Information relevant to such Accounting Period.

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1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

In this Guarantee, unless the context otherwise requires:

1.4.1	references to clauses and the schedule are to be construed as references to the clauses of, and the schedule to, this Guarantee and references to this Guarantee include the schedule;

1.4.2	references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a time of day are to London time;

1.4.5	references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.6	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, any obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.7	references to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended.

1.5	Third parties

No term of this Guarantee is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

2	Guarantee

2.1	Covenant to pay

In consideration of (a) the Banks making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers pursuant to the Agreement, (b) the Swap Provider agreeing to enter into the Master Swap Agreement with the Borrowers and (c) other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor), the Guarantor hereby irrevocably and unconditionally guarantees to pay to the Security Agent, for the account of the Secured Creditors, on demand by the Security Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or either of them to the Secured Creditors or any of them under or pursuant to the Agreement, the Master Swap Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Secured Creditors or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

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Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Secured Creditors or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers or either of them, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or either of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or either of them on any ground whatsoever whether or not known to the Security Agent and/or the Secured Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or either of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or either of them) the Guarantor shall nevertheless be liable to the Security Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Security Agent fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or either of them to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Security Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be prima facie evidence against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or either of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Security Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditor’s right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Secured Creditors or any of them by the Borrowers or either of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Security Agent or any of the Secured Creditors; and

2.6.3	not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any of the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

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2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or either of them or any other person liable;

2.7.2	the Security Agent or any of the Secured Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or either of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or either of them or any other person liable; or

2.7.3	any act or omission which would have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

Neither the Security Agent nor any of the Secured Creditors shall be obliged to make any claim or demand on the Borrowers or either of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Security Agent enforcing this Guarantee and no action taken or omitted by the Security Agent or any of the Secured Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Security Agent or any of the Secured Creditors be obliged to apply any moneys or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks), it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or either of them or any other person liable;

2.9.2	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or either of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or either of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4

claim any set-off or counterclaim against the Borrowers or either of them or any other person liable or claim or prove in competition with the Security Agent or any of the Secured Creditors in the liquidation of the Borrowers or either of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or either of them or any other person liable or any other Collateral Instrument now or hereafter held by the Security Agent or any of the Secured Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the

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Borrowers or either of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Agent and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Agent shall deem appropriate.

2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of the Borrowers or either of them or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent or any of the Secured Creditors to prove for the whole of its claims against the Borrowers or either of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Agent may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Agent or any of the Secured Creditors shall be conditional upon no security, disposition or payment to the Security Agent or any of the Secured Creditors by the Borrowers or either of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.

2.13	Retention of this Guarantee

The Security Agent shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Agent may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Security Agent as it may specify in writing to the Guarantor from time to time.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to a Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent or, as the case may be, such Secured Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any

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increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Security Agent that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(a)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(b)	conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

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(c)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(d)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its Subsidiaries or any other Security Party, which could have a material adverse effect on the business, assets or financial condition of the Guarantor;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee;

4.1.10	Financial statements correct and complete

the proforma consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2010 as delivered to the Agent, have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the date they were prepared and the consolidated results of the operations of the Group for the financial period ended on such date and, as at such date, neither the Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

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4.1.11	Shareholdings

(a)	no less than 51% of the total issued share voting share capital of the Guarantor and no less than 51% of the total issued share capital of the Guarantor is legally and beneficially owned by DSI; and

(b)	each of the Borrowers is a wholly-owned direct Subsidiary of the Guarantor;

4.1.12	Management

Mr Simeon Palios is the Chief Executive Officer, the Chairman and a member of the board of directors of the Guarantor;

4.1.13	Compliance with laws and regulations

the Guarantor is in compliance with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation);

4.1.14	No material adverse change

there has been no material adverse change in the business, management, assets, operations, results of operations, properties, performance, prospects or the condition (financial or otherwise) of the Guarantor or the Group as a whole, from that described by or on behalf of the Guarantor or any other Security Party to the Agent and/or the Arranger in the negotiation of this Guarantee; and

4.1.15	Taxation

(a)	the Guarantor is not (and no other member of the Group is) overdue in the filing of any tax returns and the Guarantor is not (and no other member of the Group is) overdue in the payment of any amounts in respect of Taxes (or its equivalent in any other currency);

(b)	no claims or investigations are being, or are reasonably likely to be, made or conducted against the Guarantor (or any other member of the Group) with respect to Taxes; and

(c)	the Guarantor (and each other member of the Group) is resident for taxation purposes only in the jurisdiction of its incorporation.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Security Agent that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor except for obligations which are mandatorily preferred by operation of law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

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4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee; and

4.2.5	No Default

no Default has occurred and is continuing.

4.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 4.2) on each Interest Payment Date, the Guarantor shall (a) be deemed to repeat the representations and warranties in clause 4.1 (save for those set out in clauses 4.1.11(a) and 4.1.12) as if made with reference to the facts and circumstances existing on each such day and (b) be deemed to further represent and warrant that the then latest audited consolidated financial statements of the Group delivered to the Agent (if any) under clause 5.1 have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial year to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

5	Undertakings

5.1	General

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under any of the Security Documents (including this Guarantee) and while all or any part of the Total Commitment remains outstanding, it will:

5.1.1	Notice of Default

promptly inform the Security Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Security Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Security Agent, confirm to the Security Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences - compliance with laws and regulations

(a)

without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation,

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licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee; and

(b)	comply with all laws, regulations, agreements, licences and concessions material to the carrying on of its business (including in relation to Taxation);

5.1.3	Pari passu and subordination

without prejudice to the provisions of clause 5.2 ensure that:

(a)	its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.2 and the security created or intended to be created by the Security Documents to which it is or is to be a party, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)	its Indebtedness (if any) to its shareholders or its Related Companies is and shall remain at all times fully subordinated towards its obligations under this Guarantee;

5.1.4	Financial statements

prepare or cause to be prepared:

(a)	consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (but commencing with the financial year ended on 31 December 2010) and cause the same to be reported on by the Group’s auditors; and

(b)	unaudited consolidated financial statements of the Group on the same basis as the annual statements in respect of each financial half-year, including on a year to date basis) (but commencing with the financial half-year ending on 30 June 2010), and deliver as many copies of the same to the Security Agent as the Security Agent may reasonably require as soon as practicable but not later than one hundred and twenty (120) days (in the case of the audited financial statements) or ninety (90) days (in the case of the unaudited financial statements) after the end of the financial period to which they relate;

5.1.5	Valuations and Compliance Certificate

(a)	deliver or cause to be delivered to the Security Agent a valuation (dated not earlier than 15 days previously) of each Fleet Vessel prepared in accordance with, and in the manner specified in, clause 8.2.2 of the Agreement (at the expense of the Borrowers and/or the Guarantor) at the time when any consolidated financial statements of the Group are delivered to the Agent and the Security Agent in accordance with clause 8.1.5(a) of the Agreement and clause 5.1.4 of this Guarantee (and clause 8.2.2 of the Agreement shall apply mutatis mutandis hereto for the purpose of the valuations of Fleet Vessels); and

(b)	deliver to the Agent and/or the Security Agent in sufficient copies for all the Banks, a Compliance Certificate for the relevant period executed by the Guarantor and countersigned by the Chief Financial Officer or two Directors of the Guarantor at the time when any unaudited or audited consolidated financial statements of the Group are delivered to the Agent and/or the Security Agent in accordance with clause 8.1.5(a) of the Agreement and clause 5.1.4 of this Guarantee;

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5.1.6	Delivery of reports

deliver to the Security Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors generally; and

5.1.7	Provision of further information

provide the Security Agent with such financial or other information concerning the Guarantor, its Subsidiaries, the other Security Parties, any other member of the Group, the Group as a whole, DSI (but only if the shares of DSI are delisted from the New York Stock Exchange) and their respective affairs (including, without limitation, regarding their activities, financial standing, commitments, Indebtedness, operations, vessel sales and purchases, any new borrowings, the performance of the Ships and the other Fleet Vessels, any material litigation arbitration and administrative proceedings and all major financial developments in relation to each Security Party, any other member of the Group and the Group as a whole) as the Security Agent may from time to time reasonably require.

5.2	Negative undertakings

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks):

5.2.1	Negative pledge

permit any Encumbrance to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues (including its shares in the Borrowers) to secure or prefer any present or future Indebtedness or other liability or obligation of any Security Party or any other person (and, for the avoidance of doubt, the undertakings, assets, rights and revenues of the Guarantor’s Subsidiaries shall not be deemed included in the undertakings, assets, rights and revenues of the Guarantor for the purposes of this clause 5.2.1);

5.2.2	No merger

merge or consolidate with any other person or enter into any de-merger, amalgamation, corporate reconstruction or corporate redomiciliation of any kind whatsoever;

5.2.3	Other business

undertake any business other than that conducted by it at the date of this Guarantee;

5.2.4	Share capital and distribution

(a)	subject to paragraph (b) below, purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders;

(b)	the Guarantor may declare or pay dividends to its shareholders at any time if no Default shall have occurred at the time of, or would occur as a result of, declaration or payment of such dividends;

5.2.5	Shareholdings

change, cause, permit or agree to any change in, the legal and/or beneficial ownership of any of the Borrowers or the Manager from that existing on the date of the Agreement as set out in clause 7.2.13 of the Agreement; and

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5.2.6	Financial year, auditors and constitutional documents

(a)	change, cause, permit or agree to any change in, the way of computation of its financial year;

(b)	change, permit or agree to any change of its auditors from those existing on the date of this Guarantee; or

(c)	change, amend or vary, or agree to or permit any change, amendment or variation of or to, its constitutional documents (except for amendments or variations made by the Guarantor for the purposes of an initial public offering and the listing of the Guarantor’s shares on an international stock exchange any follow on offering or further equity issuance through the capital markets, and then only such amendments or variations as are customary or necessary for such purpose and appropriate to a public company and provided that any such amendments or variations shall be notified by the Guarantor to the Security Agent in writing shortly after they are made).

5.3	Financial undertakings

5.3.1	The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will ensure that:

(a)	Consolidated leverage ratio

at the end of each Accounting Period, the ratio of Net Funded Debt to Total Net Assets shall not be greater than 0.7:1.0; and

(b)	Liquidity

at the end of each Accounting Period, it maintains Free Liquid Assets in an amount which is no less than the amount in Dollars which is equal to 4% of the Funded Debt.

5.3.2	Interpretation

(a)	For the purposes of this clause 5.3, all the terms defined in clause 1.2 and used in this clause 5.3, and other accounting terms used in this clause 5.3, are to be determined on a consolidated basis in respect of the Group and (except as items are expressly included or excluded in the relevant definition or provision) are used and shall be construed in accordance with the Applicable Accounting Principles consistently applied and as determined from the relevant Accounting Information or any other information available to the Agent and/or the Security Agent at any relevant time.

(b)	The compliance of the Guarantor with the undertakings set out in clause 5.3.1 shall be determined by the Security Agent in its sole discretion on the basis of calculations made by the Agent (as communicated to the Security Agent) whether, at that time, any relevant Accounting Information which is due to be delivered, has been actually delivered to the Agent and/or the Security Agent pursuant to clause 5.1.4, or not.

(c)	Without prejudice to the other terms of this clause 5.3 and, in particular, the time when compliance with the financial undertakings of clause 5.3.1 is to be measured by the Security Agent pursuant to clause 5.3.3, the Guarantor hereby undertakes that the financial undertakings of clause 5.3.1 will be complied with at all times during the whole term of each Accounting Period.

(d)	For the purposes of this clause 5.3 (a) no item shall be deducted or credited more than once in any calculation; and (b) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with the Applicable Accounting Principles consistently applied.

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5.3.3	Interest cover ratio

If at any time the Guarantor and/or any other member of the Group enters into any loan agreement, guarantee or other agreement or instrument regarding Borrowed Money owing by the Guarantor or any other member of the Group to any person, and under the terms of such agreement, guarantee or instrument, the Guarantor or other member of the Group grants as a financial covenant in favour of the lender of such Borrowed Money a minimum ratio of “EBITDA to interest expense” (or similar, and which is more commonly known as “interest cover ratio”), whether on a consolidated basis of the Group or otherwise, the Guarantor undertakes with the Agent:

(a)	to notify the Agent forthwith after it agrees to, or grants or agrees to grant (as the case may be) such financial covenant; and

(b)	to provide and grant such financial covenant also in favour of the Creditors under or in connection with the Loan Agreement and the Security Documents (and the transactions contemplated thereunder), by entering into such document as the Security Agent (acting on the instructions of the Majority Banks) shall require immediately after its request to the Guarantor (including, without limitation, an amendment to the Agreement and this Guarantee).

6	Set-off

The Guarantor authorises the Security Agent to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Security Agent at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Security Agent under this Guarantee. For this purpose the Security Agent is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Security Agent shall not be obliged to exercise any right given to it by this clause 6. The Security Agent shall notify the Guarantor and the Secured Creditors forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Secured Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Secured Creditors or the Security Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Security Agent in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Security Agent.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

15

7.4	Disclosure of information

The Security Agent may, without the consent of the Guarantor, disclose to a prospective replacement of the Security Agent or a Transferee or to any other person who may propose entering into contractual relations with the Security Agent in relation to the Agreement such information about the Guarantor as the Security Agent shall consider appropriate.

8	Notices and other matters

8.1	Notice

Every notice, request, demands or other communication under this Guarantee shall:

8.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

8.1.2	be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a letter, when delivered personally or three (3) days after it has been put into the post, in the case of a facsimile transmission or other means of telecommunications in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

8.1.3	be sent:

(a)	if to the Guarantor at:

c/o Diana Shipping Services S.A.

Pendelis 16

Palaio Faliro

175 64 Athens

Greece

Fax no: +30 210 942 4975

Attention: Mr Andreas Michalopoulos

(b)	if to the Security Agent at:

20 St. Dunstan’s Hill

London EC3R 8HY

England

Fax No: +44 207 626 5956

Attention: Shipping Department

or to such other address or facsimile number as is notified by the Guarantor or the Security Agent to the other party to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

16

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Security Agent shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any of the Secured Creditors.

8.5	Expenses

The Guarantor agrees to reimburse the Security Agent on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Security Agent in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

9	Law and jurisdiction

9.1	Law

This Guarantee and any non-contractual obligations in connection with this Guarantee are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Security Agent that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers A. Nicolaou & Co. at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Security Agent arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee).

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

17

Schedule 1

Form of Compliance Certificate

To:	DNB NOR BANK ASA 20, St. Dunstan’s Hill London EC3R 8HY England (as Agent)

From:	DIANA CONTAINERSHIPS INC.

Dated: [—]

US$40,000,000 Loan Agreement dated [—] 2010 (the “Loan Agreement”) - Corporate Guarantee dated [—] 2010 (the “Corporate Guarantee”)

Terms defined in the Corporate Guarantee shall have the same meaning when used herein.

We refer to clause 5.3.1 of the Corporate Guarantee and hereby certify that, as at [insert date of accounts] and on the date hereof:

1	Financial covenants

(a)	the ratio of Net Funded Debt to Total Net Assets is [—]: 1.0, in each case calculated as follows:[ ]; and

(b)	the Free Liquid Assets are in the amount of $[—] and the Funded Debt is $[—], and, consequently, the Free Liquid Assets are [—]% of the Funded Debt, each calculated as follows: [ ].

[and we hereby confirm that the above comply with the provisions of clause 5.3.1 of the Guarantee.]

2	Default

[No Default has occurred and is continuing]

or

[The following Default has occurred and is continuing: [provide details of Default]. [The following steps are being taken to remedy it: [provide details of steps being taken to remedy Default]].

Signed:
[Director[s]/Officer[s]] [or any other duly authorised representatives [or appropriate]] For and on behalf of: DIANA CONTAINERSHIPS INC.

[I hereby confirm and certify that the above statements are correct and complete.

Signed:
Chief Financial Officer For and on behalf of DIANA CONTAINERSHIPS INC.]

18

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DIANA CONTAINERSHIPS INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

19

Schedule 10

Form of Manager’s Undertaking

Private & Confidential

Manager’s Undertaking

To:	DnB NOR Bank ASA 20 St. Dunstan’s Hill London EC3R 8HY England (as Security Agent)

From:	Diana Shipping Services S.A. Edificio Universal Piso 12 Avenida Federico Boyd Panama

July 2010

Dear Sirs

Loan of up to US$40,000,000 to Likiep Shipping Company Inc. and Orangina Inc.

1	Loan Agreement and Master Swap Agreement

1.1	We understand that under a loan agreement (the “Loan Agreement”) dated July 2010 between (1) Likiep Shipping Company Inc. and Orangina Inc. as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions listed in schedule 1 thereto as lenders (therein and herein together referred to as the “Banks”), (3) DnB NOR Bank ASA as agent (in such capacity, the “Agent”), (4) DnB NOR Bank ASA as security agent (in such capacity, the “Security Agent”), (5) DnB NOR Bank ASA as arranger and (6) DnB NOR Bank ASA as swap provider (in such capacity, the “Swap Provider” and, together with the Banks and the Agent, the “Secured Creditors”), the Banks have agreed to make available to the Borrowers a loan facility of up to $40,000,000 (the “Loan”) and that it is a condition precedent to the Banks making available their Commitment, that we, Diana Shipping Services S.A. (the “Manager”), enter into this letter of undertaking (the “Letter”) in favour of the Security Agent.

1.2	We also understand that under a 1992 ISDA Master Agreement dated July 2010 (the “Master Swap Agreement”) made between the Borrowers and the Swap Provider and comprising an ISDA Master Agreement (including the Schedule thereto) and the Confirmations (as defined therein) supplemental thereto and any Transactions governed thereby, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be) from time to time.

1.3	Pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated July 2010 executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Letter for and on behalf of itself and the Secured Creditors.

1.4	Words and expressions defined in the Loan Agreement shall, unless otherwise specified herein, have the same meanings when used herein.

1

2	Confirmation of appointment

We hereby confirm that we have been appointed as the manager of m.v. [Sagitta] [Centaurus] registered in the ownership of [Likiep Shipping Company] [Orangina] Inc. (the “Owner”) under the flag of the Marshall Islands (the “Ship”), pursuant to a Management Agreement dated 8 June 2010 (the “Management Agreement”) made between ourselves and the Owner and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof.

3	Representations and warranties

3.1	We hereby represent and warrant that the copy of the Management Agreement set out in Appendix 1 to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager’s knowledge and belief, by the Owner.

3.2	We hereby confirm that the representations and warranties set out in clauses 7.2.9, 7.2.10 and 7.2.11 of the Loan Agreement are true and correct in all respects.

4	Undertakings

The Manager undertakes with the Security Agent that throughout the Security Period (as such term is defined in the general assignment dated July 2010 (the “General Assignment”) executed by the Owner in favour of the Security Agent):

4.1	the Manager will not agree or purport to agree to any amendment or variation of the Management Agreement without the prior written consent of the Security Agent;

4.2	the Manager will procure that any sub-manager appointed by the Manager pursuant to the provisions of the Management Agreement will, on or before the date of such appointment enter into an undertaking in favour of the Security Agent in substantially the same form (mutatis mutandis) as this Letter;

4.3	the Manager will not, without the prior written consent of the Security Agent, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Security Agent or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (the “Insurances”) or any moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the “Earnings”) or any other property or other assets of the Owner which the Security Agent has previously advised the Manager are subject to any Encumbrance or right of set-off in favour of the Security Agent or the Secured Creditors or any of them by virtue of any of the Security Documents;

4.4	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Security Agent to do so;

2

4.5	the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and its Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Security Agent and/or the Secured Creditors or any of them under the Loan Agreement, the Master Swap Agreement and the other Security Documents and undertakes not to exercise any right to which it may be entitled in respect of the Owner and/or the Ship and/or its Earnings and/or Insurances and/or Requisition Compensation (as such term is defined in the General Assignment) in competition with the Security Agent and/or the Secured Creditors or any of them;

4.6	the Manager will promptly notify the Security Agent if at any time the amount owed by the Owner to the Manager pursuant to the Management Agreement (whether in respect of the Manager’s remuneration or disbursements or otherwise) exceeds US$150,000 or the equivalent in other currencies; and

4.7	the Manager will provide the Security Agent with such information concerning the Ship as the Security Agent may from time to time reasonably require.

5	Insurance assignment

5.1	By way of security for the repayment of the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities (as such term is defined in the General Assignment), the Expenses (as such term is defined in the General Assignment) and all other sums of money from time to time owing by the Owner to the Security Agent and/or the Secured Creditors or any of them, whether actually or contingently, under the Loan Agreement, the Master Swap Agreement and the other Security Documents or any of them (the “Outstanding Indebtedness”), the Manager with full title guarantee hereby irrevocably and unconditionally assigns and agrees to assign to the Security Agent all of the Manager’s rights, title and interest in and to all the benefit of the Insurances.

5.2	The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Security Agent.

5.3	The Security Agent shall, at the Manager’s cost and request, re-assign to the Manager all the Manager’s right, title and interest in the Insurances upon the Outstanding Indebtedness being paid and discharged in full to the satisfaction of the Security Agent.

5.4	Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.3 of the General Assignment and/or clause 2.6 of the General Assignment.

6	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement, the Master Swap Agreement and the other Security Documents and agrees to (a) abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided and (b) perform its obligations under the Management Agreement in a manner which will not be contrary to the provisions of the Loan Agreement, the Master Swap Agreement and the other Security Documents.

7	Law and jurisdiction

7.1	The agreement constituted by this Letter and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

3

7.2	The Manager agrees, for the benefit of the Security Agent, that any legal action or proceedings arising out of or in connection with this Letter (including any non-contractual obligations connected with this Letter) against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers A. Nicolaou & Co at present of 25 Heath Drive, Potters Bar, Herts EN6 1EN, United Kingdom to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Security Agent to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

7.3	No term of this Letter is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this undertaking or to whom this undertaking is not addressed.

Yours faithfully,

For and on behalf of DIANA SHIPPING SERVICES S.A.

4

Appendix 1

Copy of the Management Agreement

5

Appendix 2

Notice of Assignment

We, DIANA SHIPPING SERVICES S.A., the managers of the motor vessel [Sagitta] [Centaurus] HEREBY GIVE NOTICE that by a first assignment dated [—] July 2010 and entered into by us with DNB NOR BANK ASA there has been assigned by us to the said DNB NOR BANK ASA as first assignees all of our right, title and interest in and to the insurances in respect of the said ship including the insurances constituted by the Policy whereon this notice is endorsed.

SIGNED for and on behalf of DIANA SHIPPING SERVICES S.A.

Dated: [—] July 2010

6

Schedule 11

Form of Master Swap Agreement

(Multicurrency — Cross Border)

ISDA

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated      July 2010

DnB NOR Bank ASA (“Party A”) and Likiep Shipping Company Inc. and Orangina Inc. (acting jointly and severally as “Party B”) have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable;—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2	ISDA® 1992

(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3	ISDA® 1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this

Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this

Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

4	ISDA® 1992

organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

5	ISDA® 1992

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one ormore payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer; —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

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(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such dale, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.	Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there aTe two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If: —

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

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(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

9	ISDA® 1992

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event: —

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.	Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

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12.	Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications arc to be given to it.

13.	Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA® 1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(c) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus l% per annum.

14	ISDA® 1992

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b),

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA® 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will he the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

16	ISDA® 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17	ISDA® 1992

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

DnB NOR Bank ASA	Likiep Shipping Company Inc.

By:	By:

Orangina Inc.

By:

18	ISDA® 1992

SCHEDULE

to the

MASTER AGREEMENT

dated      July 2010

between

DnB NOR Bank ASA (“Party A”)

and

Likiep Shipping Company Inc. and Orangina Inc. (acting jointly and severally as “Party B”)

This Agreement is entered into in connection with the loan agreement dated July 2010 entered into between (i) Party B as joint and several borrowers, (ii) DnB NOR Bank ASA as arranger, agent, security agent and account bank, (iii) Party A as swap provider and (iv) the banks and financial institutions set out in schedule 1 thereto as lenders (the “Loan Agreement”), relating to a loan agreement of up to $40,000,000 made available to Party B for the purposes specified therein. Capitalised terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

Part 1

Termination Provisions

In this Agreement: -

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable

and in relation to Party B for the purpose f:-

Section 5(a)(v),	Any Affiliate
Section 5(a)(vi),	Any Affiliate
Section 5(a)(vii),	Any Affiliate
Section 5(b)(iv),	Any Affiliate

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will apply to Party B.

If such provisions apply:-

“Specified Indebtedness” will have the meaning specified in Section 14, except that indebtedness in respect of deposits received and not repaid due to government action or intervention shall not constitute Specified Indebtedness, provided that such government action or intervention is not due to the bankruptcy, insolvency, or severe decline in creditworthiness of the party affected by this government action or intervention.

“Threshold Amount”:-

(i)	means in relation to Party A: not applicable; and

(ii)	means in relation to Party B: zero (0).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a):

(i)	will not apply to Party A; and

(ii)	will not apply to Party B.

(f)	“Payments on Early Termination”. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means the currency of a Terminated Transaction which is selected by the party that is not the Defaulting Party or the Affected Party, as the case may be, or, in circumstances where there are two Affected Parties, by Party A in agreement with Party B, or, failing such agreement, or, if any such currency is not freely available, the Termination Currency shall be United States Dollars.

(h)	Additional Termination Events. The following shall constitute Additional Termination Events pursuant to Section 5 (b) of this Agreement as a new Section 5 (b)(vi):-

“Impossibility. Due to the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond its control after the date on which a Transaction is entered into, it becomes impossible (other than as a result of its own misconduct) for such party (which will be the Affected Party):

(i) to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(ii) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction.”

Part 2

Tax Representations

Representations of both Party A and Party B

(a)	Payer Tax Representations.

For the purpose of Section 3(e) of this Agreement, Party A and Party B shall make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3 (f):

(i)	Party A makes no Payee Tax Representations.

(ii)	Party B makes no Payee Tax Representations.

Part 3

Documents to be Delivered

For the purpose of Section 4(a):-

(a)	Tax forms, documents or certificates to be delivered are:

Each Party shall, as soon as practicable after demand, deliver to the other party any form or document reasonably requested by the other party which is required to enable such other party to make payments without any deductions or withholdings for or on account of Taxes, or subject to such withholding at a reduced rate.

(b)	For the purpose of Section 3(d) other documents to be delivered by each party concurrently with the execution and delivery of the Agreement are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B	Registration Certificate	On signing of this Agreement	Yes

Party A and Party B	A list of the persons authorized to execute this Agreement and each Confirmation.	On signing of this Agreement	Yes

Party A and Party B	The most recently published and audited financial statements of Party A and Party B	On request	No

Party B	Opinion of Marshall Islands Counsel confirming Party B’s authority, power and capacity to enter into this Agreement, such opinion to be in a form acceptable to Party A.	On signing of this	Yes

Part 4

Miscellaneous

(a)	Address for Notices. For the purpose of Section 12(a):-

Party A:

Address specified in a Confirmation or otherwise by the acting Office sending the same. If not specified, addresses for notices or communications to Party A are set out below; any notice or communication sent to Party A in connection with any matter arising under Section 5 or 6 shall be copied to Party As Oslo office.

Oslo:	Stranden 21, NO-0021 Oslo, Norway Telex: 78295 Answerback DNBFX N Telefax: 47 22 94 84 90 Telephone: 47 91503000 Swift: DNBA NO KX (only with respect to Transactions through that office)

London:

20, St. Dunstan’s Hill, London EC3R 8HY, England

Telefax: 44 207 626 7400

Telephone: 44 207 621 1111

Swift: DNBA GB2L

Attention: Foreign Exchange Operations

(only with respect to Transactions through that office)

Singapore:

Robinson Road, P.O. Box 1769, Singapore 903519

Telex: 21737 Answerback DNBSIN

Telefax: 656 22 49743

Telephone: 656 22 06144

Swift: DNBA SGSG

Attention: Foreign Exchange Operations

(only with respect to Transactions through that office)

New York:

200 Park Avenue, New York, NY 10166, United States

Telefax: 1 212 681 3900

Telephone: 1 212 681 3800

Swift: DNBA US33

Attention: Foreign Exchange Operations

(only with respect to Transactions through that office)

Shanghai:

901, Shanghai Central Plaza

381 Huai Hai Zhong Lu,

Shanghai 200020, P.R. China

Telefax: 86 21 6132 2999

Telephone: 86 21 6132 2888

Swift: DNBA CNSH

Attention: Foreign Exchange Operations

(only with respect to Transactions through that office)

Stockholm:	Kungsgatan 18, PO Box 3042 103 63 Stockholm, Sweden Telephone: 46 8 473 41 00 Swift: DNBA SE SX XXX Attention: Foreign Exchange Operations (only with respect to Transactions through that office)

Party B:	c/o Diana Shipping Services S.A. Pendelis 16 Palaio Faliro 175 64 Athens Greece Telefax: +30 210 942 4975 Telephone: +30 210 947 0100 Attention: Mr Andreas Michalopoulos

(b)	Agent for Service of Process. For the purpose of Section 13(c):-

Party A irrevocably designates DnB NOR Bank ASA, London Branch with offices on the date hereof at 20, St. Dunstan’s Hill, London EC3R 8HY, England to receive for and on behalf of Party A Service of Process in England.

Party B irrevocably designates Messrs. A. Nicolaou & Co with offices on the date of this Agreement at 25 Heath Drive, Potters Bar, Herts EN6 1EN, England to receive for and on behalf of Party B Service of Process in England.

(c)	Offices. The provisions of Section 10 (a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10 (c):-

Party A is a Multibranch Party and may act through its offices in Oslo, London, Singapore, Shanghai, New York and Stockholm.

Party B is not a Multibranch Party and may act through the offices of Diana Shipping Services S.A. in Athens, Greece.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Documents:

With respect to Party A: None.

With respect to Party B: the Operating Account Assignments, the General Assignments, the Trust Deed, the Swap Assignment, the Mortgages, the Manager’s Undertakings, the Corporate Guarantee and any other Security Documents.

(g)	Credit Support Provider:

With respect to Party A: None.

With respect to Party B: each party (other than Party A) that executes and/or has obligations under the Security Documents (as such term is defined in the Loan Agreement) and also means any person that provides the other documents executed in accordance with clause 9 of the Loan Agreement.

(h)	Governing Law. This Agreement and any non-contractual obligations in connection with this Agreement will be governed by and construed in accordance with the laws of England.

(i)	Netting of Payments.

Section 2(c)(ii) of this Agreement will apply to any Transactions from the date of this Agreement. Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavour to net across as many Transactions as practicable wherever the parties can administratively do so.

(j)	“Affiliate” will have the meaning specified in section 14 of this Agreement provided however that the reference to Affiliates in section 3(c) of this Agreement shall be deleted. Party A shall be deemed to have no Affiliates.

Part 5

Other Provisions

(a)	Scope of Agreement. Any transaction of the kind set forth under the definition of “Specified Transaction” in this Agreement, between Party A and Party B, which the parties have entered or may enter into, shall be governed by this Agreement, unless the relevant document or other confirming evidence expressly exclude the application of this Agreement.

(b)	Definitions.

This Master Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions (collectively, as amended, supplemented, replaced, updated, restated or modified from time to time, the “ISDA Definitions”) and any other definitions specified in the relevant Confirmation for such Transaction (such other definitions, collectively with the ISDA, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), and will be governed in all respects by the Definitions (except that references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”). The Definitions, as so modified, are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the provisions of this Master Agreement and the Definitions, this Master Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)	Consent to Recording. Each party consents to the recording of the telephone conversations of the parties in connection with this Agreement or any potential or actual Transactions.

(d)	Change of Account. Any change of account shall be to an account located in the same jurisdiction.

(e)	Illegality and Default. A new Section 5 (c) shall be inserted in the Agreement with the following wording in lieu of existing Section 5(c):

“Event of Default, Illegality and Impossibility. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality or as the case may be an Impossibility, it will be treated as an Illegality or as the case may be an Impossibility and will not constitute an Event of Default.”

(f)	Set off. A new Section 6 (f) shall be inserted in this Agreement with the following wording:

“Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6 (e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5 (b) (iv) of this Agreement has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amounts (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreements between the Payee and the Payer or instruments or undertakings issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6 (f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6 (f) shall be effective to create a charge or other security interest. This Section 6 (f) shall be without prejudice and in addition to any right of set-off, counterclaim, withholding of payments, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(g)	Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2.00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, but having at least an equal credit rating as the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs in connection with escrow arrangements.

(h)	Relationship Between Parties. A new Section 15 shall be inserted in this Agreement with the following wording:

“Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(i)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(j)	Joint and Several Liability.

(i) All liabilities and obligations of each entity comprising Party B under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with (ii) below, joint. Not in limitation of the immediately preceding sentence, (1) each entity comprising Party B makes the representations with respect to Party B set forth in Section 3 of this Agreement to Party A, (2) each such entity comprising Party B makes the agreements with respect to Party B set forth in Section 4 of this Agreement and undertakes joint and several liability with each of the other entities comprising Party B for the performance of such agreements, (3) an Event of Default or Termination Event shall be deemed to occur with respect to Party B if it occurs with respect to any such entity comprising Party B and (4) with respect to such joint and several liability, the submission set forth in Section 13(b) of this Agreement and the waiver set forth in Section 13(d) of this Agreement shall be applicable to each of the entities comprising Party B.

(ii) The liabilities and obligations of each entity comprising Party B shall not be impaired by:

(1)	this Agreement being or later becoming void, unenforceable or illegal as regards the other entities comprising Party B;

(2)	Party A entering into any rescheduling, refinancing or other arrangement of any kind with the other entities comprising Party B;

(3)	Party A releasing the other entities comprising Party B or any Encumbrance created by this Agreement or any Credit Support Document; or

(4)	any combination of the foregoing.

(iii) Each entity comprising Party B declares that it is and will, throughout the Security Period (as defined in the General Assignments), remain a principal debtor for all amounts owing under this Agreement and the Security Documents and none of the entities comprising Party B shall in any circumstances be construed to be a surety for the obligations of the other entity comprising Party B under this Agreement. Party A shall not be bound to exhaust its recourse or to take any action against any entity comprising Party B before being entitled to performance under this Agreement from any other entity comprising Party B but rather Party A may make such demands and take such actions as it deems advisable and may apply money received from any entity comprising Party B to discharge such part of the obligations arising under this Agreement as Party A may think best.

Part 6

FX Transactions and Currency Options

(a)	Standard Terms and Conditions Applicable to FX Transactions and CurrencyOptions. Each FX Transaction or Currency Option outstanding at or entered into after the date hereof between the parties shall be governed by this Agreement, irrespective of any references in a Confirmation to any other master agreements (e.g., IFEMA, ICOM, any specified terms and conditions).

(b)	Incorporation of ISDA FX and Currency Option Definitions. The 1998 FX and Currency Option Definitions (the “FX and Currency Option Definitions”), published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are hereby incorporated by reference with respect to any “FX Transactions” and “Currency Options” as defined by the FX and Currency Option Definitions, except as otherwise specifically provided herein or in a Confirmation.

(c)	Terms Relating to Payment of Premium of Currency Options.

If any Premium is not received on the Premium Payment Date, the Seller may elect;

(i)	to accept a late payment of such Premium;

(ii)	to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option Transaction as void; or

(iii)	to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i).

If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option transaction.

(d)	Netting, Discharge and Termination of Currency Options.

Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

(i)	each being with respect to the same Put Currency and the same Call Currency;

(ii)	each having the same Expiration Date and Expiration Time;

(iii)	each being of the same style, i.e. either both being American style Currency Option Transactions or both being European style Currency Option Transactions;

(iv)	each having the same Strike Price; and

(v)	neither of which shall have been exercised by delivery of a Notice of Exercise;

and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge of a Currency Option Transaction (i.e. where the relevant Currency Option Transactions are for different amounts of the same Currency Pair), the remaining portion of such Currency Option Transaction shall continue to be a Currency Option Transaction for all purposes of this Agreement, including this provision.

(e)	Electronic Confirmations. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction: (i) such confirmation will constitute a “Confirmation” as referred to in this Agreement, (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation.

IN WITNESS WHEREOF the parties have executed this document as of the date specified on the first page of this document.

DNB NOR BANK ASA

Date:
Name:
Title:

LIKIEP SHIPPING COMPANY INC.

Date:
Name:
Title:

ORANGINA INC.

Date:
Name:
Title:

Schedule 12

Form of Swap Assignment

Private & Confidential

Dated    July 2010

LIKIEP SHIPPING COMPANY INC.	(1)
and
ORANGINA INC.

and

DNB NOR BANK ASA	(2)

SWAP ASSIGNMENT

Contents

Clause		Page

1	Definitions	1

2	Covenant to pay and assignment	4

3	Undertakings	5

4	Continuing security and other matters	6

5	Powers of Security Agent to protect security	7

6	Powers of Security Agent on Event of Default	7

7	Attorney	7

8	Further assurance	8

9	Costs and indemnities	8

10	Remedies cumulative and other provisions	8

11	Notices	9

12	Counterparts	9

13	Borrowers’ obligations	9

14	Benefit of this Deed	9

15	Law and jurisdiction	9

Schedule 1 Form of Notice of Swap Assignment and Acknowledgement		11

THIS DEED OF ASSIGNMENT is    July 2010 and made BETWEEN:

(1)	LIKIEP SHIPPING COMPANY INC. and ORANGINA INC., each a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 (together, the “Borrowers”); and

(2)	DNB NOR BANK ASA, a company incorporated in Norway whose registered office is at Stranden 21, P.O. Box 1171 Sentrum, N-0107 Oslo, Norway acting for the purposes of this Deed through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England, as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated July 2010 (the “Loan Agreement”) and made between (1) the Borrowers as joint and several borrowers, (2) DnB NOR Bank ASA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank, (3) DnB NOR Bank ASA as swap provider (in such capacity the “Swap Provider”) and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Swap Provider and the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, jointly and severally, upon the terms and conditions therein contained, a loan facility of up to Forty million United States Dollars ($40,000,000);

(B)	by a 1992 ISDA master swap agreement dated July 2010 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more swap or other derivative transactions with the Borrowers, in respect of the Loan (whether in whole or in part as the case may be from time to time);

(C)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated July 2010 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed as security agent and trustee for an on behalf of the Secured Creditors;

(D)	it is a condition precedent to each of the Banks making its Commitment available under the Loan Agreement that the Borrowers as security for (inter alia) their obligations under the Loan Agreement and the Master Swap Agreement shall execute this Deed; and

(E)	this Deed is supplemental to the Loan Agreement and to the security thereby created and is the Swap Assignment referred to in the Loan Agreement.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Assigned Property” means all of the Borrowers’ right, title and interest in and to:

(a)	the Swap Payments; and

(b)	all Swap Contract Rights;

“Banks” includes their respective successors in title and/or Transferee Banks;

“Borrowers” includes the successors in title of the Borrowers;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Event of Default” means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received by the Security Agent) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Security Agent in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, this Deed or any other of the Security Documents; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Security Agent);

“Loan” means the aggregate principal amount owing to the Banks under the Loan Agreement at any relevant time;

“Loan Agreement” means the loan agreement dated    July 2010 mentioned in recital (A) hereto;

“Master Swap Agreement” means the 1992 ISDA Master Agreement dated July 2010 made between the Swap Provider and the Borrowers mentioned in recital (B) hereto, comprising an ISDA Master Agreement (and a schedule thereto) together with any Confirmations (as defined therein) supplemental thereto;

“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

“Notice of Assignment” means a notice of assignment in the form set out in schedule 1 or in such other form as may from time to time be agreed in writing by the Security Agent;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities and all other sums of money from time to time owing by the Borrowers or either of them to the Security Agent, the Secured Creditors or any of them, whether actually or contingently, present or future, under or pursuant to the Loan Agreement, the Master Swap Agreement and the other Security Documents or any of them;

“Security Agent” includes the successors in title and any replacements of the Security Agent;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, this Deed and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or either of them pursuant to the Loan Agreement and/or the Master Swap Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder, whether actually or contingently;

“Swap Contract Rights” means all of the rights of the Borrowers under or pursuant to the Master Swap Agreement including (without limitation) the right to receive Swap Payments;

“Swap Payments” means all payments made or to be made to the Borrowers or either of them under the Master Swap Agreement by the Swap Provider including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Swap Provider of the Master Swap Agreement; and

“Swap Provider” includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and Schedules are to be construed as references to clauses of and Schedules to this Deed and references to this Deed include its Schedules;

1.4.2	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

2	Covenant to pay and assignment

2.1	Covenant to pay

The Borrowers hereby jointly and severally covenant that they will pay on demand to the Security Agent for the account of the Secured Creditors and the Security Agent all moneys and discharge all the Outstanding Indebtedness now or hereafter due, owing or incurred to the Security Agent and/or any of the other Creditors under or in connection with the Loan Agreement, the Master Swap Agreement and/or this Deed or any of them when the same become due for payment, whether by acceleration or otherwise.

2.2	Assignment

By way of security for payment of the Outstanding Indebtedness, the Borrowers with full title guarantee hereby assign absolutely and charge to the Security Agent, and agree to assign absolutely and charge to the Security Agent, all their right, title and interest in and to the Assigned Property and all their benefits and interests present and future therein Provided however that the Swap Payments shall be payable to the Operating Accounts or either of them until such time as a Default shall occur and the Security Agent shall direct to the contrary whereupon the Borrowers shall forthwith, and the Security Agent may at any time thereafter, instruct the persons from whom the Swap Payments are then payable to pay the same to the Security Agent or as it may direct and any Swap Payments then in the hands of the Borrowers’ agents shall be deemed to have been received by them for the use and on behalf of the Security Agent.

2.3	Notice

The Borrowers hereby jointly and severally covenant and undertake with the Security Agent that they will give a Notice of Assignment in respect of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due and will procure that the Swap Provider shall deliver to the Security Agent as soon as possible thereafter copies thereof with the acknowledgement thereto duly executed by the Swap Provider.

2.4	Application

All moneys received by the Security Agent in respect of:

2.4.1	Swap Payments;

2.4.2	other sums paid by the Swap Provider under the Master Swap Agreement (including sums arising from any arbitration award);

2.4.3	the enforcement of its rights hereunder;

2.4.4	the determination, cancellation or rescission or other termination of the Master Swap Agreement and any Transactions thereunder; or

2.4.5	otherwise in respect of the Assigned Property,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 13.1 of the Loan Agreement.

2.5	Shortfalls

In the event that the balance referred to in clause 2.4 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Agent shall be entitled to collect the shortfall from the Borrowers or any other person liable for the time being therefor.

2.6	Use of Borrowers name

Each Borrower covenants and undertakes with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time reasonably require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and to allow its name to be used as and when reasonably required by the Security Agent for that purpose.

2.7	Reassignment

Upon payment and discharge in full of the Outstanding Indebtedness, the Security Agent shall at the request and cost of the Borrowers, promptly reassign the Assigned Property to the Borrowers or as they may direct.

3	Undertakings

3.1	Covenants and undertakings

Each Borrower hereby covenants and undertakes with the Security Agent that throughout the Security Period:

3.1.1	Negative undertakings

it will not, without the previous written consent of the Security Agent:

(a)	Variations

agree to any variation of the Master Swap Agreement;

(b)	Release and waivers

release the Swap Provider from any of its obligations under the Master Swap Agreement or waive any breach of the Swap Provider’s obligations thereunder or consent to any such act or omission of the Swap Provider as would otherwise constitute such breach;

(c)	Termination

terminate any Transaction entered into under the Master Swap Agreement for any reason whatsoever; or

(d)	Assignments

assign or otherwise dispose of the Assigned Property or any part thereof;

3.1.2	Swap Payments

it will ensure that any Swap Payments shall be paid to the Operating Accounts or either of them provided that, on the occurrence of a Default each Borrower shall forthwith, and the Security Agent may during such time, instruct the persons from whom any Swap Payments are then payable, to pay the same to the Security Agent or as it may direct and any Swap Payments which are then in the hands of the Borrowers’ agents shall be deemed to have been received by them for the use and on behalf of the Security Agent;

3.1.3	Performance of Master Swap Agreement obligations

it will perform its obligations under the Master Swap Agreement and use its best endeavours to procure that the Swap Provider shall perform its obligations under the Master Swap Agreement; and

3.1.4	Information

it will supply to the Security Agent all reasonable information, accounts and records that may be necessary or of assistance to enable the Security Agent to verify the amounts of all Swap Payments and any other amounts payable under the Master Swap Agreement.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Deed shall:

4.1.1	be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Borrowers or either of them or any other person who may be liable to the Security Agent and/or any of the other Creditors in respect of the Outstanding Indebtedness or any part thereof and the Security Agent and/or any of the other Creditors);

4.1.2	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Security Agent without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Agent and/or any of the other Creditors or any right or remedy of the Security Agent and/or any of the other Creditors thereunder; and

4.1.3	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent and/or any of the other Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2	Rights additional

All the rights, powers and remedies vested in the Security Agent hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Security Agent and/or any of the other Creditors under the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Security Agent and/or any of the other Creditors may be exercised from time to time and as often as the Security Agent and/or any of the other Creditors may deem expedient.

4.3	No enquiry

The Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Agent or to which the Security Agent may at any time be entitled under this Deed.

4.4	Obligations of Borrowers and Security Agent

The Borrowers shall remain liable to perform all the obligations assumed by them in relation to the Assigned Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Borrowers to perform their obligations in respect thereof.

5	Powers of Security Agent to protect security

The Agent shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it deems necessary for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Borrowers on demand.

6	Powers of Security Agent on Event of Default

6.1	Powers

At any time after the occurrence of an Event of Default, the Security Agent shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

6.1.1	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Assigned Property or the Master Swap Agreement or any part thereof, and to take over or institute (if necessary using the name of the Borrowers) all such proceedings in connection therewith as the Security Agent thinks fit;

6.1.2	to discharge, compound, release or compromise claims in respect of the Assigned Property or the Master Swap Agreement or any part thereof which have given or may give rise to any charge or lien or other claim on the Assigned Property or any part thereof or which are or may be enforceable by proceedings against the Assigned Property or any part thereof; and

6.1.3	to recover from the Borrowers on demand all Expenses incurred or paid by the Security Agent in connection with the exercise of the powers (or any of them) referred to in this clause 6.

7	Attorney

7.1	Appointment

By way of security, the Borrowers hereby irrevocably appoint the Security Agent to be their attorney generally for and in the name and on behalf of the Borrowers, and as the act and deed or otherwise of the Borrowers to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which are required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Borrowers ratify and confirm, and agree to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of any Event of Default.

7.2	Exercise of power

The exercise of such power by or on behalf of the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether any Event of Default has occurred, nor shall such person be in any way affected by notice that no such Event of Default has happened and the exercise by the Security Agent of such power shall be conclusive evidence of the Security Agent’s right to exercise the same.

7.3	Filings

The Borrowers hereby irrevocably authorise and empower the Security Agent to be their attorney in their name and on their behalf and as their act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Security Agent may deem necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Borrowers pursuant to clause 8.

8	Further assurance

The Borrowers hereby further undertake at their own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Security Agent may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

9	Costs and indemnities

9.1	Costs

The Borrowers shall pay to the Security Agent on demand all expenses (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof incurred by the Security Agent and/or any of the Secured Creditors in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or the preparation, completion, execution or registration, release or reassignment of the Loan Agreement, the Master Swap Agreement, this Deed and any of the other Security Documents.

9.2	Security Agent’s indemnity

The Borrowers hereby, jointly and severally, agree and undertake to indemnify the Security Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Security Agent and/or any of the Secured Creditors or by any manager, agent, officer or employee for whose liability, act or omission the Security Agent and/or any of the Secured Creditors may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with any part of the Assigned Property or of the Master Swap Agreement or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

10	Remedies cumulative and other provisions

10.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Security Agent and/or any of the Secured Creditors to exercise any right, power or remedy vested in it or them under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent and/or any of the Secured Creditors of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Agent and/or any of the Secured Creditors to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Security Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Agent to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed are not exclusive of any remedies provided by law.

10.2	Delegation

The Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 7) in such manner, upon such terms, and to such persons as the Security Agent may think fit.

11	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

12	Counterparts

This Deed may be entered into in the form of counterparts, each executed by one of the parties, and, provided each of the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

13	Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Deed, the agreements, obligations and liabilities of the Borrowers herein contained are joint and shall be construed accordingly. The Borrowers agree and consent to be bound by this Deed notwithstanding that any other party who is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that this Deed may be invalid or unenforceable against either Borrower whether or not the deficiency is known to the Security Agent. The Agent shall be at liberty to release either Borrower from this Deed and to compound with or otherwise vary and agree to vary the liability or to grant time and indulgence to make other arrangements with either Borrower without prejudicing or affecting the rights and remedies of the Security Agent against the other Borrower or increasing or otherwise affecting the nature of the obligations of the other Borrower.

14	Benefit of this Deed

This Deed shall be binding upon the Borrowers and their respective successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Borrowers expressly acknowledge and accept the provisions of clause 16 of the Agreement and agree that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Deed.

15	Law and jurisdiction

15.1	Law

This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

15.2	Submission to jurisdiction

For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Borrowers irrevocably and unconditionally submit to the jurisdiction of the English courts and the courts of any country chosen by the Security Agent and irrevocably designate, appoint and empower A. Nicolaou & Co. at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive, for them and on their behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Borrowers or either of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Borrowers or either of them may have against the Security Agent arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

15.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

Schedule 1

Form of Notice of Swap Assignment and Acknowledgement

To:	DnB NOR Bank ASA

20 St. Dunstan’s Hill

London EC3R 8HY

England

(as Swap Provider)

(Date)

We refer to the Master Swap Agreement (the “Master Swap Agreement”) dated [—] July 2010 and made between ourselves and yourselves (the “Swap Provider”).

NOW WE HEREBY GIVE YOU NOTICE:

1	that, by an Assignment dated [—] July 2010 (the “Assignment”) made between (1) us, Likiep Shipping Company Inc. and Orangina Inc. and (2) DnB NOR Bank ASA (the “Assignee”), we have assigned to the Assignee absolutely and charged with full title guarantee all our rights, title and interest to and in any moneys whatsoever payable to us under the Master Swap Agreement and all other rights and benefits whatsoever accruing to us under the Master Swap Agreement including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Swap Provider of the Master Swap Agreement (the “Assigned Property”);

2	that the Swap Provider is hereby irrevocably authorised and instructed to pay such moneys as aforesaid to the bank accounts with account numbers 64071001 and 64072001 or to either of them, which we have opened with DnB NOR Bank ASA or to such other account as the Assignee may from time to time direct;

3	that the Swap Provider is hereby irrevocably authorised and instructed not to deal with the Assigned Property except on the instructions of the Assignee and to pay all moneys whatsoever now or at any time hereafter due or owing to us under or by virtue of the Assigned Property to the Assignee on request by the Assignee (whose receipt shall be full and sufficient discharge to you for such payment); and

4	that the said Assignment includes provisions that no variations shall be made to the Master Swap Agreement (nor shall the Swap Provider be released from the Swap Provider’s obligations thereunder) without the previous written consent of the Assignee and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

This letter and any non-contractual obligations connected with this letter are governed by English law.

duly authorised representative

for and on behalf of

LIKIEP SHIPPING COMPANY INC.

duly authorised representative

for and on behalf of

ORANGINA INC.

Dated: [—] 2010

To:	DnB NOR Bank ASA (as Security Agent)

Cc:	Likiep Shipping Company Inc. Orangina Inc.

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to the Assignee as follows:

(a)	to pay all amounts due from us under the Master Swap Agreement in full in Dollars in accordance with the terms of the Master Swap Agreement to the bank accounts referred to in the said notice set out above or to the Assignee or its order;

(b)	to permit the Assignee to enforce all rights and benefits whatsoever accrued or accruing to Likiep Shipping Company Inc. and Orangina Inc. (together, the “Borrowers”) under the Master Swap Agreement and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Assignee, to agree to any variation of the Master Swap Agreement; and

(d)	that we have not received any notice of any prior charge, assignment or encumbrance over the Borrowers’ right, title and interest in and to the Assigned Property or the Master Swap Agreement and hereby agree not to consent or agree to any other assignment of the Assigned Property or the Master Swap Agreement or the moneys payable by us thereunder and to advise you forthwith of any such attempted assignment, charge or disposal by the Borrowers or either of them that come to our attention.

This letter and any non-contractual obligations connected with this letter are governed by English law.

duly authorised signatory

for and on behalf of

DNB NOR BANK ASA

(as Swap Provider)

Dated: [—] 2010

The Borrowers

EXECUTED as a DEED	)
by	)
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ORANGINA INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

The Security Agent

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-Fact
in the presence of:	)

Witness Name: Address: Occupation

Schedule 13

Form of Operating Account Assignment

Private & Confidential

Dated     July 2010

[LIKIEP SHIPPING COMPANY INC.]
[ORANGINA INC.]	(1)

and

DNB NOR BANK ASA	(2)

OPERATING ACCOUNT ASSIGNMENT

Contents

Clause		Page

1	Definitions	1

2	Assignment	3

3	Covenants by the Account Holder	4

4	Warranties and representations	5

5	Continuing security and other matters	5

6	Powers of the Security Agent	6

7	Protections for the Security Agent	6

8	Attorney	7

9	Costs and indemnity	7

10	Notices and other matters	8

11	Benefit of this Deed	8

12	Law and jurisdiction	8

Schedule 1 Form of Notice of Assignment and Acknowledgement		9

THIS DEED OF ASSIGNMENT is dated      July 2010 and made BETWEEN:

(1)	[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.], a corporation incorporated in the Marshall Islands whose registered office is situated at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Account Holder”); and

(2)	DNB NOR BANK ASA, whose registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Deed through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated July 2010 (the “Loan Agreement”) and made between (1) the Account Holder and [Orangina Inc.] [Likiep Shipping Company Inc.] (therein and herein together referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, agent (in such capacity the “Agent”), swap provider (in such capacity the “Swap Provider”) and account bank, (3) the Security Agent and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers jointly and severally, upon the terms and conditions therein contained, a loan facility of up to Forty million United States Dollars (US$40,000,000);

(B)	by a 1992 ISDA master swap agreement dated July 2010 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time;

(C)	pursuant to the Loan Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated July 2010 executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Secured Creditors; and

(D)	the execution of this Deed and the opening by the Account Holder with DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY, England (in such capacity the “Account Bank”) of a deposit account with account number [64071001] [64072001] and designated “[Sagitta] [Centaurus] Operating Account” are (inter alia) conditions precedent to each Bank making its Commitment available.

NOW THIS DEED WITNESSES as follows:

1	Definitions

1.1	Defined expressions

In this Deed, unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Account Bank” means DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3 8HY, England and includes its successors in title;

“Account Holder” includes its successors in title;

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“Agent” includes it successors in title and its replacements;

“Assigned Account” means an interest bearing Dollar account of the Account Holder opened with the Account Bank with account number [64071001] [64072001] and designated “[Sagitta] [Centaurus] Operating Account” and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Assigned Account for the purposes of this Deed and it is the “[Sagitta] [Centaurus] Operating Account” referred to in the Loan Agreement;

“Assigned Moneys” means all moneys from time to time credited to, and for the time being standing to the credit of, the Assigned Account and all interest and other amounts from time to time payable in respect of, or accruing to, the Assigned Account;

“Banks” includes their respective successors in title and Transferees;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Security Agent) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Security Agent in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, this Deed or any of the other Security Documents or otherwise payable by the Account Holder in accordance with clause 9; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Security Agent);

“Loan” means the aggregate principal amount (comprised of the Advances) owing to the Banks under the Loan Agreement at any relevant time;

“Master Swap Agreement” means the 1992 ISDA Master Agreement made between the Swap Provider and the Borrowers dated      July 2010 mentioned in Recital (B) hereto, comprising a 1992 ISDA Master Agreement (Multicurrency-Crossborder) (and a schedule thereto), together with any Confirmations (as defined therein) supplemental thereto;

“Master Swap Agreement Liabilities” means, at any relevant time, all liabilities, actual or contingent, present or future, owing to the Swap Provider under the Master Swap Agreement;

“Outstanding Indebtedness” means the aggregate of the Loan, all interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Security Agent or any of the Secured Creditors, whether actually or contingently, under or pursuant to the Loan Agreement, the Master Swap Agreement or the other Security Documents or any of them;

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“Secured Creditors” means the Banks, the Agent and the Swap Provider and “Secured Creditor” means any of them;

“Security Agent” includes its successors in title and its replacements;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, this Deed and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or either of them pursuant to the Loan Agreement and/or the Master Swap Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents and payment of all moneys payable thereunder, whether actually or contingently;

“Swap Provider” includes its successors in title; and

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly.

1.3	Headings

Clause headings and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

Clause 1.4 of the Loan Agreement shall apply to this Deed as if set out herein.

1.5	Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the instruments the provisions of the Loan Agreement shall prevail.

2	Assignment

2.1	Assignment

By way of security for the payment and discharge of the Outstanding Indebtedness and in consideration of (a) the agreement of the Banks to make their Commitments available to the Borrowers and (b) the agreement of the Swap Provider to enter into the Master Swap Agreement, the Account Holder, with full title guarantee, to the fullest extent possible by law, hereby assigns to the Security Agent absolutely and agrees to assign to the Security Agent absolutely all its rights, title and interest, present and future, in and to the Assigned Moneys and the Assigned Account together with any certificates of deposit, deposit receipts or other instruments or securities relating thereto.

2.2	Reassignment

Upon receipt by the Secured Creditors and the Security Agent in full of all amounts which may be due or become due to the Secured Creditors and the Security Agent or any of them under or pursuant to the Security Documents and the release of the Account Holder from, or the discharge of the Account Holder of, all the Outstanding Indebtedness, the Security Agent shall reassign to the Account Holder or its order (at the Account Holder’s cost and expense) the property hereby assigned to the extent that the same shall not have been realised and applied pursuant to clause 6 or otherwise released to the Account Holder pursuant to clause 14.3 of the Loan Agreement.

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3	Covenants by the Account Holder

3.1	The Account Holder hereby covenants with the Security Agent that, throughout the Security Period, the Account Holder, will:

(a)	Notice

forthwith on execution of this Deed, deliver to the Account Bank, duly signed by the Account Holder, a notice of assignment in the form set out in the schedule and procure that the Account Bank forthwith executes and delivers to the Security Agent an acknowledgement thereof in the form also set out in the schedule;

(b)	Further payments

make, or procure to be made, the payments or further payments, as the case may be, to the Assigned Account as provided in clause 14.1.2 of the Loan Agreement;

(c)	Withdrawals and disposals

save as contemplated by clause 14.3 of the Loan Agreement, not (without the prior written consent of the Security Agent) make any withdrawal from the Assigned Account and neither sell, assign, discount, pledge, charge or otherwise dispose of, or deal with or permit third party rights to arise over, or create or permit to subsist any Encumbrance (other than this Deed) over, the Assigned Account or the Assigned Moneys or any part thereof nor attempt or agree or purport so to do;

(d)	Adverse rights

neither release, grant time or indulgence or compound with any third party or suffer to arise any set-off or other adverse rights against the Assigned Moneys or the Assigned Account nor do or omit to do anything which may delay or prejudice the right of the Security Agent to receive payment from the Assigned Account once the Security Agent or the Secured Creditors or any of them is entitled to such payment under the terms of the Loan Agreement, this Deed or the other Security Documents or any of them;

(e)	Certificates of deposit, etc.

deposit with the Security Agent and permit the Security Agent throughout the Security Period to retain all certificates of deposit, deposit receipts, or other instruments or securities relating to the Assigned Moneys and the Assigned Account and any other amounts hereby charged together, where appropriate, with such forms of transfer or other instructions duly executed as the Security Agent may from time to time require;

(f)	Notice of claims

forthwith inform the Security Agent of any claim or notice relating to the Assigned Account received from any other party and of all other matters relevant thereto; and

(g)	Further assurance

do all things and execute all such further assurances, deeds, assignments, charges, notices, instruments, authorities and documents as the Security Agent shall from time to time consider necessary for perfecting its title to or for vesting or enabling it to vest the full benefit of the Assigned Moneys and the Assigned Account in the Security Agent or its nominee or to enable the Security Agent to obtain payment from the Assigned Account or for perfecting the security intended to be created by this Deed or for exercising the rights and powers hereby conferred on the Security Agent.

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4	Warranties and representations

4.1	Title

The Account Holder hereby warrants and represents to the Security Agent that it is and will at the time of deposit, be the beneficial owner of, and have good right and title, free of any Encumbrance (other than this Deed), to all of the Assigned Moneys and the Assigned Account which are, or which may at any time after the date of this Deed become, subject to the security constituted by this Deed.

4.2	Repetition of representations and warranties

The representation and warranty in clause 4.1 shall be deemed to be repeated by the Account Holder on and as of each day from the date of this Deed until the end of the Security Period as if made with reference to the facts and circumstances existing on each such date.

5	Continuing security and other matters

5.1	Continuing security

The security created by this Deed shall:

(a)	be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Account Holder or any other person who may be liable to the Security Agent, the Secured Creditors or any of them in respect of the Outstanding Indebtedness or any part thereof and the Security Agent, the Secured Creditors or any of them);

(b)	be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Security Agent without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Agent, the Secured Creditors or any of them or any right or remedy of the Security Agent, the Secured Creditors or any of them thereunder; and

(c)	not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent, the Secured Creditors or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

5.2	Rights additional

All the rights, remedies and powers vested in the Security Agent hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Security Agent, the Secured Creditors or any of them under the Loan Agreement, the Master Swap Agreement, this Deed, the other Security Documents or at law and that all the powers so vested in the Security Agent may be exercised from time to time and as often as the Security Agent may deem expedient.

5.3	Liability of Account Holder

The Account Holder shall remain liable to perform all the obligations assumed by it in relation to the Assigned Moneys and/or the Assigned Account and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Account Holder to perform its obligations in respect thereof.

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6	Powers of the Security Agent

6.1	Events of Default

On the happening of an Event of Default or at any time thereafter or if requested by the Account Holder, the Security Agent may, without further notice and without the restrictions contained in section 103 of the Law of Property Act 1925 exercise in respect of the Assigned Moneys and/or the Assigned Account, all the powers conferred on mortgagees by the Law of Property Act 1925 as hereby varied or extended and all other powers which the Account Holder would have in respect thereof if the same were unencumbered, with full power to call in all or any part of the Assigned Moneys and/or the Assigned Account and interest thereon at such times and in such manner and generally on such terms and conditions as the Security Agent may think fit with power to give effectual receipts and do all other acts and things necessary or desirable in connection therewith. The Security Agent may apply all moneys it receives under this Deed in or towards satisfaction of such moneys, obligations and liabilities hereby secured in accordance with clause 13.1 of the Loan Agreement.

6.2	Conversion of currency

Without prejudice to clause 6.1, on the happening of an Event of Default or at any time thereafter, all the Assigned Moneys may be converted by the Security Agent from the currency (the “first currency”) in which the same are denominated into such other currency (the “second currency”) as the Security Agent considers necessary or desirable to cover the obligations and liabilities, actual or contingent, of the Account Holder in respect of the Outstanding Indebtedness in the second currency at the then prevailing spot rate of exchange of the Security Agent (as certified by the Security Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Account Holder) for purchasing the second currency with the first currency and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the second currency with the first currency.

6.3	Security Agent’s obligation

The Security Agent shall not be obliged to exercise any right or power or remedy given to it by or pursuant to this Deed.

7	Protections for the Security Agent

7.1	No enquiry

The Security Agent shall not be under any duty to make any enquiry about the nature or sufficiency of any payment received by it or to make any claim or take any other action or do any act or thing for the purpose of collecting any moneys hereby assigned or to enforce any rights or benefits hereby assigned or to which the Security Agent may at any time be entitled under this Deed nor shall the Security Agent be liable for any loss or damage occasioned by the exercise of or omission to exercise the powers conferred by this Deed.

7.2	No liability

The Security Agent shall not be responsible for any loss occasioned by the timing of the exercise of its powers under this Deed (including, but not limited to, its power to select fixed periods for which deposits of the Assigned Moneys are renewed, exchange rates or otherwise).

7.3	Section 93 Law of Property Act 1925

Section 93 of the Law of Property Act 1925 shall not apply to this security or to any security given to the Security Agent pursuant hereto.

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8	Attorney

8.1	Power of attorney

By way of security the Account Holder hereby irrevocably appoints the Security Agent to be its attorney generally for and in the name and on behalf of the Account Holder, and as the act and deed or otherwise of the Account Holder, to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things (including, but not limited to, all the matters referred to in clause 3.1(g)) which may be required for the full exercise of all or any of the rights, powers or remedies hereby conferred, or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Account Holder ratifies and confirms and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of an Event of Default.

8.2	Dealings with attorneys

The exercise of such power by or on behalf of the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether an Event of Default has happened, nor shall such person be in any way affected by notice that the security so created has not become so enforceable, and the exercise by the Security Agent of such power shall be conclusive evidence of its or his right to exercise the same.

8.3	Filings

The Account Holder hereby irrevocably appoints the Security Agent to be its attorney in its name and on its behalf and as its act or deed or otherwise of it to agree the form of, and to do and execute, all deeds, instruments, acts and things to file, record, register or enrol this Deed in any court, public office or elsewhere which the Security Agent may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

9	Costs and indemnity

9.1	Costs

The Account Holder shall pay to the Security Agent on demand on a full indemnity basis all expenses or liabilities of whatsoever nature together with any value added tax or similar tax payment in respect thereof, incurred by the Security Agent in connection with the exercise or enforcement of, or preservation of any rights under, this Deed, the other Security Documents or any of them or otherwise in respect of the Outstanding Indebtedness and the security therefore, or in connection with the preparation, completion, execution or registration of this Deed, the Loan Agreement or any of the other Security Documents.

9.2	Indemnity

The Account Holder hereby agrees and undertakes to indemnify the Security Agent against all obligations and liabilities whatsoever and whensoever arising which the Security Agent may incur in good faith in respect of, in relation to, or in connection with, the exercise by the Security Agent of its powers hereunder in relation to the Assigned Moneys or the Assigned Account or otherwise howsoever in relation to or in connection with the enforcement of its rights in relation to any of the matters dealt with in this Deed.

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10	Notices and other matters

10.1	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

10.2	No waiver

No failure or delay on the part of the Security Agent in exercising any right, power or remedy under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy preclude its further exercise or the exercise of any other right, power or remedy.

10.3	Severability

Each of the provisions of this Deed are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

11	Benefit of this Deed

This Deed shall be binding upon the Account Holder and its successors in title and shall enure for the benefit of the Security Agent and its successors in title or replacements. The Account Holder expressly acknowledges and accepts the provisions of clause 15 of the Loan Agreement and agrees that any person in favour of whom a transfer is made in accordance with such clause shall be entitled to the benefit of this Deed.

12	Law and jurisdiction

12.1	Law

This Deed and any non-contractual obligations connected with this Deed are governed by, and shall be construed in accordance with, English law.

12.2	Submission to jurisdiction

For the benefit of the Security Agent, both parties irrevocably agree that any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed) against them or their assets may be brought in the English courts, which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The Account Holder irrevocably and unconditionally submits to the jurisdiction of such courts, and irrevocably designates, appoints and empowers A. Nicolaou & Co at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Account Holder in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Account Holder may have against the Security Agent arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

12.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been entered into the day and year first above written.

8

Schedule 1

Form of Notice of Assignment and Acknowledgement

To:	DnB NOR Bank ASA 20 St. Dunstan’s Hill London EC3 8HY England
(as Account Bank)

We refer to the deposit account opened by ourselves with you with account no. [64071001] [64072001] and designated “[Sagitta] [Centaurus] Operating Account”, including any sub-accounts thereof (the “Assigned Account”).

NOW WE HEREBY GIVE YOU NOTICE that:

(a)	by a Deed of Assignment dated [—] July 2010 (the “Assignment”) made between us and DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3 8HY, England as security agent and trustee for and on behalf of certain other banks (the “Security Agent”), we have assigned to the Security Agent all our rights, title and interest, present and future, in and to all moneys from time to time credited to, and for the time being standing to the credit of the Assigned Account and all interest and other amounts from time to time payable in respect of, or accruing to, the Assigned Account (the “Assigned Moneys”) and the Assigned Account together with any certificates of deposit, deposit receipts or other instruments or securities relating thereto;

(b)	you are hereby irrevocably authorised and instructed to pay any Assigned Moneys to the Security Agent or its order at such place as the Security Agent may from time to time direct;

(c)	Assigned Moneys may only be withdrawn from the Assigned Account pursuant to the provisions of clause 14.3 of the Loan Agreement dated [—] July 2010 in respect of a loan facility of up to US$40,000,000, to which Loan Agreement you are a party; and

(d)	you are hereby irrevocably authorised and instructed to hold to the order of the Security Agent, certificates of deposit, deposit receipts or other instruments or securities relating to the Assigned Moneys and the Assigned Account and to forward the same to the Security Agent or as it may direct.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Security Agent.

For and on behalf of
[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.]

Dated: [—] 2010

9

(on duplicate)

To:	DnB NOR Bank ASA 20 St. Dunstan’s Hill London EC3 8HY England
(as Security Agent)

To:	[Likiep Shipping Company Inc.] [Orangina Inc.]

We acknowledge receipt of the notice set out above and in consideration of One U.S. Dollar (US$1) and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged) we agree and confirm that we:

(a)	consent to the assignment referred to in the notice;

(b)	have received no notice of, and have not ourselves received, any prior charge, assignment or encumbrance of the property thereby stated to be assigned to you;

(c)	will not without your prior written consent vary, rescind or otherwise alter or terminate the agreement between ourselves and [Likiep Shipping Company Inc.] [Orangina Inc.] (the “Depositor”) regulating the Assigned Account and the terms upon which Assigned Moneys are held by us or in any way prejudice the rights, titles and interests assigned to you;

(d)	will neither claim to set-off to your prejudice any Assigned Moneys against any claim we may have against the Depositor howsoever arising nor exercise or attempt to exercise any right of set off or consolidation or combination of accounts or similar right in respect of or in relation to the Assigned Account, otherwise than following your instructions or in accordance with the provisions of the Loan Agreement referred to in the above notice; and

(e)	will procure that payments are made to you or as you may direct in accordance with the authority and instruction contained in such notice.

For and on behalf of DNB NOR BANK ASA
(as Account Bank)

Dated: [—] 2010

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The Account Holder

EXECUTED as a DEED	)
by	)
for and on behalf of	)
[LIKIEP SHIPPING COMPANY INC.]	)	Attorney-in-Fact
[ORANGINA INC.]	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

The Security Agent

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

11

Schedule 14

Form of Charter Assignment

Private & Confidential

Dated      July 2010

[LIKIEP SHIPPING COMPANY INC.]

[ORANGINA INC.]

and

DNB NOR BANK ASA

CHARTER ASSIGNMENT

m.v. [Sagitta] [Centaurus]

Contents

Clause		Page

1	Definitions	2

2	Warranty	8

3	Assignment and application of money	4

4	Undertakings	5

5	Continuing security	6

6	Powers of Mortgagee	7

7	Attorney	7

8	Further assurance	8

9	Notices	8

10	Law, jurisdiction and other provisions	8

Schedule 1 Forms of Notice of Assignment of Charter		10

THIS ASSIGNMENT is made the      day of July 2010 BETWEEN:

1	[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.], a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”); and

2	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Assignment through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as security agent and trustee for and on behalf of the other Secured Creditors (as this term is defined herebelow) (the “Mortgagee”).

WHEREAS:

(A)	by a [charterparty contract incorporated on the date of this Assignment in a recapitulation email dated 18 June 2010 and to be documented in more detail in a Boxtime Form time-charterparty of even date, as may be further amended and supplemented from time to time, which recapitulation email is addressed by intermediate brokers, Maersk Broker Hellas, acting on behalf of both A.P. Moller-Maersk A/S (the “Charterer”) and the Owner, to Diana Shipping Services S.A. acting as brokers on behalf of the Owner (the “Charter”)] [•], the Owner agreed to let to the Charterer, and the Charterer agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the Ship (as hereinafter defined);

(B)	by a loan agreement dated July 2010 and made between (1) the Owner and [Likiep Shipping Company Inc.] [Orangina Inc.] as joint and several borrowers (therein and herein together referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, (3) DnB NOR Bank ASA as agent (in such capacity the “Agent”), security agent, swap provider (in such capacity the “Swap Provider”) and account bank and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to Forty million thousand Dollars ($40,000,000);

(C)	by a 1992 ISDA Master Agreement (including the schedule thereto) dated as of July 2010 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap or other derivative transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be) from time to time, whether in whole or in part as the case may be from time to time;

(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee as its security agent and trustee and pursuant to a Trust Deed dated July 2010 and executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee agreed to hold, receive, administer and enforce this Assignment as security agent and trustee for and on behalf of itself and the Secured Creditors;

(E)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a first preferred Marshall Islands mortgage dated July 2010 (the “Mortgage”) on the motor vessel [Sagitta] [Centaurus] documented in the name of the Owner under the laws and flag of the Marshall Islands under Official Number [3988] [3987] (the “Ship”) as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Mortgage);

(F)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a first priority general assignment dated July 2010 (the “General Assignment”) collateral to the Mortgage, whereby the Owner has assigned and agreed to assign to the Mortgagee the Earnings and Insurances of, and any Requisition Compensation for, the Ship as security for the payment by the Owner of the Outstanding Indebtedness (as defined therein); and

(G)	this Assignment is a Charter Assignment in respect of the Ship and is supplemental to the Loan Agreement, the Master Swap Agreement, the Mortgage and the General Assignment and to the security thereby created and shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

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NOW THIS ASSIGNMENT WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the General Assignment (whether expressly or by reference to the Mortgage and/or the Loan Agreement) shall, unless otherwise defined in this Assignment, or the context otherwise requires, have the same meanings when used in this Assignment.

1.2	Definitions

In this Assignment, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Assigned Property” means all of the Owner’s right, title and interest in and to:

(a)	the Charter Earnings; and

(b)	all other Charter Rights;

“Banks” includes their successors in title and Transferee Banks;

“Charter” means the charterparty referred to in Recital (A) hereto;

“Charterer” includes the successors in title of the Charterer;

“Charter Earnings” means all money whatsoever payable by the Charterer to the Owner under or pursuant to the Charter and/or any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter;

“Charter Rights” means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

“Collateral Instrument” means any note, bill of exchange, certificate of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Loan” means the aggregate principal amount advanced by the Banks to the Borrowers pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

“Loan Agreement” means the agreement dated      July 2010 mentioned in Recital (B) hereto as amended and supplemented from time to time;

“Master Swap Agreement” means the agreement referred to in recital (C) hereto;

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“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing by the Borrowers to the Swap Provider under the Master Swap Agreement;

“Mortgagee” includes its successors in title and its replacements;

“Operating Account” means an interest bearing Dollar account of the Owner opened by the Owner with the Account Bank and with account number [64071001] [64072001] and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Assignment;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagee, the Secured Creditors or any of them, whether actually or contingently, under the Loan Agreement and the other Security Documents or any of them;

“Owner” includes its successors in title;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, the Mortgage, the General Assignment, this Assignment and any other document which is defined as such in the Loan Agreement and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities, and other moneys from time to time owing by the Borrowers or either of them or any other Security Parties pursuant to the Loan Agreement or the Master Swap Agreement or the Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Owner, the other Borrower and any other party who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Swap Provider” includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Assignment.

1.4	Construction of certain terms

The provisions of clause 1.4 of the General Assignment shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

1.5	Conflict with General Assignment

This Assignment shall be read together with the General Assignment but in case of any conflict between the two instruments the provisions of the General Assignment shall prevail.

2	Warranty

The Owner hereby represents and warrants to the Mortgagee that:

2.1	the Owner is the sole, legal and beneficial owner of the whole of the Assigned Property free from all Encumbrances and other interests and rights of every kind;

3

2.2	the executed certified copy of the Charter delivered by the Owner to the Mortgagee is a true and complete copy of such document, the Charter constitutes the valid and binding obligations of the parties thereto enforceable in accordance with its terms, is in full force and effect and there have been no amendments or variations thereof or defaults thereunder;

2.3	the Ship has been delivered to and accepted by the Charterer for service under the Charter; and

2.4	there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed by the Owner to the Mortgagee in writing prior to the date hereof.

3	Assignment and application of money

3.1	Assignment

By way of security for the Outstanding Indebtedness, the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest to the Assigned Property and all its benefits and interests present and future therein Provided however that the Charter Earnings shall be payable to the Operating Account until such time as a Default shall occur and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Charter Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Charter Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee.

3.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will forthwith give written notice of the assignment contained in clause 3.1 to the Charterer in the form set out in schedule 1 and will procure that forthwith the Charterer delivers to the Mortgagee a copy thereof with the acknowledgement thereof set out in such schedule duly executed by the Charterer.

3.3	Application

All moneys received by the Mortgagee in respect of the Assigned Property shall be held and applied by it in accordance with the terms of clauses 2.3 and 2.5 of the General Assignment.

3.4	Shortfalls

In the event that the balance referred to in clause 2.3 of the General Assignment is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

3.5	Use of Owner’s name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s rights under this Assignment and to allow its name to be used as and when required by the Mortgagee for that purpose.

3.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness the Mortgagee (acting on the instructions of the Majority Banks) shall, at the request and cost of the Owner, re-assign the Assigned Property to the Owner or as it may direct.

4

4	Undertakings

4.1	Covenants and undertakings

The Owner hereby covenants and undertakes with the Mortgagee that throughout the Security Period:

4.1.1	Negative undertakings

it will not, without the previous written consent of the Mortgagee (acting on the instructions of the Majority Banks):

(a)	Variations

agree to any variation of the Charter; or

(b)	Releases and waivers

release the Charterer from any of the Charterer’s obligations under the Charter or waive any breach of the Charterer’s obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach;

(c)	Termination or extension

terminate the Charter or extend the Charter existing on the date of this Assignment for any reason whatsoever; or

(d)	Consents

grant any consent which may be required from the Owner under the Charter;

4.1.2	Performance of Charter obligations

it will perform its obligations under the Charter and use its best endeavours to procure that the Charterer shall perform its obligations under the Charter;

4.1.3	Information

it will supply to the Mortgagee all information, accounts and records that may be necessary or of assistance to enable the Mortgagee to verify the amount of all payments of charterhire and any other amount payable under the Charter; and

4.1.4	Original Charter

deliver to the Mortgagee (a) as soon as the Charter becomes documented, into a duly executed [Boxtime] [•] Form time charter, a certified time copy thereof, and (b) forthwith following a demand made by it, an original of the Charter.

4.2	Withdrawal

The Owner hereby covenants and undertakes with the Mortgagee that, in the event of any payment of charterhire or other amount owing to the Owner not being made by the Charterer on the due date (as such due date is determined pursuant to the terms of the Charter) and, as a result the Owner has the right to withdraw the Ship from service of the Charterer under the Charter, the Owner will, if so directed by the Mortgagee, exercise such right at such time and in such manner as the Mortgagee shall so direct.

5

5	Continuing security

5.1	Continuing security

The security created by this Assignment shall::

5.1.1	be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions in the Security Documents contained, express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the Secured Creditors in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the Secured Creditors or any of them);

5.1.2	be in addition to, and shall not in any way prejudice or affect and may be enforced by the Mortgagee without prior recourse to the security created by any of the other Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee and/or the Secured Creditors or any right or remedy of the Mortgagee and/or the Secured Creditors thereunder; and

5.1.3	not in any way be prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or performance or indulgence or compounding with any person liable.

5.2	Rights additional

All the rights, remedies and powers vested in the Mortgagee hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the Secured Creditors or any of them under the Loan Agreement, this Assignment, the other Security Documents or any Collateral Instrument or at law and that all the powers so vested in the Mortgagee and/or the Secured Creditors may be exercised from time to time and as often as the Mortgagee and/or the Secured Creditors may deem expedient.

5.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Assignment or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Assignment.

5.4	Obligations of the Owner

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

5.5	Discharge of Mortgage

Notwithstanding that this Assignment is expressed to be supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage, it shall continue in full force and effect after any discharge of the Loan Agreement, the Master Swap Agreement or the Mortgage.

6

6	Powers of Mortgagee

6.1	Protective action

The provisions of clause 4.1 of the General Assignment shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

6.2	Powers on Event of Default

Upon the happening of an Event of Default (whether or not notice shall have been given to the Borrowers in accordance with clause 10.2 of the Loan Agreement declaring the Outstanding Indebtedness or part thereof to be due and payable immediately or in accordance with such notice), the Mortgagee shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Assignment or otherwise) and in particular (without limiting the generality of the foregoing):

6.2.1	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising in respect of the Charter and/or the property hereby assigned or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit;

6.2.2	to discharge, compound, release or compromise claims in respect of the Charter and/or the Assigned Property or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof; and

6.2.3	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 6.2.

6.3	Liability of Mortgagee

The Mortgagee shall not be liable as mortgagee in possession in respect of any of the Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7	Attorney

7.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things (including, without limiting the generality of the foregoing, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Charter, to endorse any cheque or other instrument or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or advisable and otherwise to do any and all things which the Owner itself could do in relation to the Assigned Property) which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

7

7.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

7.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise, to agree the form of and to execute and do all deeds, instrument, acts and things in order to file, record, register or enrol this Assignment and/or any notice and/or acknowledgement of the assignment herein contained in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 8.

8	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually assigning, mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Assignment.

9	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Assignment as if set out herein and as if references therein to the “Borrowers or either of them” and “the Security Agent” were references to the Owner and the Mortgagee, respectively.

10	Law, jurisdiction and other provisions

10.1	Law

This Assignment and any non-contractual obligations in connection with this Assignment are governed by, and shall be construed in accordance with, English law.

10.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Assignment (including any non-contractual obligations in connection with this Assignment) may be brought in the English courts or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers A. Nicolaou & Co. at present of Heath Drive, Potters Road, Herts EN6 1EN, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings by the Mortgagee in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of

8

any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of, or in connection with, this Assignment (including any noncontractual obligations in connection with this Assignment).

10.3	Counterparts

This Assignment may be entered into in the form of two counterparts, each executed by one of the parties, and provided all the parties shall so execute this Assignment, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

10.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Assignment or the Charter shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

10.5	Severability of provisions

Each of the provisions of this Assignment are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment shall not in any way be affected or impaired thereby.

10.6	Contracts (Rights of Third Parties) Act 1999

No term of this Assignment is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Assignment.

IN WITNESS whereof this Assignment has been duly executed as a deed the day and year first above written.

9

Schedule 1

Forms of Notice of Assignment of Charter

To:	[A. P. Moller - Maersk A/S] [•]

m.v. [Sagitta] [Centaurus]

We refer to a [charterparty contract incorporated on the date of this notice in a recapitulation email dated 18 June 2010 and to be documented in more detail in a Boxtime Form time-charterparty of even date, as may be further amended and supplemented from time to time, which recapitulation email is addressed by intermediate brokers, Maersk Broker Hellas, acting on behalf of both A.P. Moller-Maersk A/S (the “Charterer”) and the Owner, to Diana Shipping Services S.A. acting as brokers on behalf of the Owner (the “Charter”)] [•], whereby we agreed to let and you agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the motor vessel [Sagitta] [Centaurus], registered in our name under the flag of the Republic of the Marshall Islands (the “Ship”).

NOW WE HEREBY GIVE YOU NOTICE:

1	that by an Assignment dated [•] July 2010 (the “Assignment”) made between us and DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY, England (the “Assignee”) as security agent and trustee for certain banks and financial institutions, we have assigned to the Assignee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and all other rights and benefits whatsoever accruing to us under the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charter;

2	that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our bank account with account number [•] held with the Assignee or to such other account as the Assignee may from time to time direct; and

3	that the said Assignment includes provisions that no variations shall be made to the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Assignee and we shall remain liable to perform all our obligations under the Charter and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

For and on behalf of

[LIKIEP SHIPPING COMPANY INC.] [ORANGINA INC.]

Dated: [•]

10

Form of Charterer’s Consent and Agreement

(on duplicate)

To:	DnB NOR Bank ASA
To:	[Likiep Shipping Company Inc.] [Orangina Inc.]

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to, the Assignee as follows:

(a)	to pay all amounts due from us under the Charter in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to your account held with DnB NOR Bank ASA at 20 St. Dunstan’s Hill, London EC3R 8HY, England with account number [64071001] [64072001] or to the order of the Assignee;

(b)	to permit the Assignee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Assignee to agree, to any variation of the Charter;

(d)	to perform our obligations under the Charter; and

(e)	that we have not received any notice of any prior charge, assignment or encumbrance over the Owner’s right, title and interest in and to the Charter.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

By:
for and on behalf of
[A.P. MOLLER - MAERSK A/S] [•]

Date: [•]

11

EXECUTED as a DEED	)
by	)
for and on behalf of	)
[LIKIEP SHIPPING COMPANY INC.]	)	Attorney-in-Fact
[ORANGINA INC.]	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA in the presence of:	) )	Attorney-in-Fact

Witness
Name:
Address:
Occupation:

12

SIGNED by Loannis Zafirakis for and on behalf of	) )
LIKIEP SHIPPING COMPANY INC.	)	Attorney-in-fact
as Borrower	)

SIGNED by Margarita Veniou for and on behalf of	) )
ORANGINA INC.	)	Attorney-in-fact
as Borrower	)

SIGNED by Pinelopi-Anna Miliou	)
for and on behalf of	)	Attorney-in-fact
DNB NOR BANK ASA	)
as Arranger, Agent, Security Agent,	)
Swap Provider and Account Bank	)

SIGNED by Pinelopi-Anna Miliou for and on behalf of	) )
DNB NOR BANK ASA	)	Attorney-in-fact
as Bank	)

SIGNED by Loannis Zafirakis for and on behalf of	) )
LIKIEP SHIPPING COMPANY INC.	)	Attorney-in-fact
as Borrower	)

SIGNED by Margarita Veniou for and on behalf of	) )
ORANGINA INC.	)	Attorney-in-fact
as Borrower	)

SIGNED by Pinelopi-Anna Miliou	)
for and on behalf of	)	Attorney-in-fact
DNB NOR BANK ASA	)
as Arranger, Agent, Security Agent,	)
Swap Provider and Account Bank	)

SIGNED by Pinelopi-Anna Miliou for and on behalf of	) )
DNB NOR BANK ASA	)	Attorney-in-fact
as Bank	)

83